AGREEMENT AND PLAN OF REORGANIZATION

     This  AGREEMENT  AND  PLAN OF REORGANIZATION (the "Agreement"), dated as of
April 1, 2000, by and among Ralston Purina Company, a Missouri corporation ("Ralston") and Energizer Holdings, Inc. ("Energizer"), a Missouri corporation and wholly owned subsidiary of Ralston.

                                   WITNESSETH:

     WHEREAS, Ralston's businesses principally consist of the manufacture, distribution and sale of pet products and battery and lighting products both domestically and internationally; and

     WHEREAS, the Board of Directors of Ralston (the "Ralston Board") has determined that it is in the best interests of the Ralston shareholders to separate Ralston's battery and lighting products business from its pet products business by creating a new independent publicly held battery and lighting products company, and to distribute the $.01 par value Energizer Stock ("Energizer Stock") to shareholders of its $.10 par value Ralston Purina Common Stock ("Ralston Stock"); and

     WHEREAS, in order to effect such separation, the Ralston Board has determined that it is necessary and advisable to restructure the worldwide battery and lighting products business and to transfer to Energizer the direct stock ownership of those Subsidiaries that are engaged in the operation of the battery and lighting products business, as well as other assets of Ralston used in the battery and lighting products businesses, as more fully set forth below; and

     WHEREAS, in connection with such consolidation, Ralston caused Eveready Battery Company, Inc. ("Eveready"), a Delaware corporation and indirectly wholly owned subsidiary of Ralston, to form Energizer effective September 23, 1999; and effected the reincorporation of Eveready Battery International, Inc. ("EBII"), a wholly owned subsidiary of Eveready, from Delaware to Missouri by causing EBII to be merged into Energizer, in connection with which Eveready, the sole shareholder of EBII, surrendered all shares of capital stock in EBII in a constructive exchange for all of the issued and outstanding shares of capital stock of Energizer;

     WHEREAS, in order to effect such distribution of the ownership of Energizer to the holders of Ralston Stock, the Ralston Board has determined that it is necessary and desirable to distribute all outstanding shares of Energizer Stock on a pro rata basis to the holders of Ralston Stock, such distribution being hereinafter referred to as the "Distribution"; and

     WHEREAS, the mergers and liquidations of certain affected subsidiaries are intended to qualify as nontaxable under Sections 368(a)(1)(A) and 332 of the Internal Revenue Code of 1986, as amended (the "Code"), the transfer of assets is intended to qualify as nontaxable under Code Section 368(a)(1)(D) and 351, and the distribution of Energizer Stock is intended to qualify as nontaxable under Code Section 355; and

     WHEREAS, the parties hereto have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Distribution and to set forth other agreements that will govern certain other matters prior to and following the Distribution;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.01     General.  As  used  in  this  Agreement, the following terms shall
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have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Action:  any  action,  claim,  suit,  arbitration,  inquiry,  proceeding or
     ------
investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration or other tribunal.

     Affiliate:  with respect to any specified Person, an "affiliate" as defined
     ---------
in Rule 405 promulgated pursuant to the Securities Act; provided, however, that for purposes of this Agreement (i) Affiliates of Energizer shall not be deemed to include Ralston or any corporation which will be a subsidiary or affiliate of Ralston following the Distribution; and (ii) Affiliates of Ralston shall not be deemed to include Affiliates of Energizer.

     Aircraft  Agreement:  as  defined  in  Section  5.04  of  this  Agreement.
     -------------------

     Ancillary  Agreements:  the  Tax  Sharing  Agreement, the Bridging Services
     ---------------------
Agreement,  the  Intellectual  Property  Agreement  and  the Aircraft Agreement.

     Asset:  any  and  all  assets  and  properties,  tangible  or  intangible,
     -----
including,  but  not  limited  to,  the  following:  (i)  cash,  notes and trade
     ---
receivable  accounts  (whether  current  or non-current and including all rights
     ---
with respect thereto); (ii) certificates of deposit, bankers' acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates, investment contracts, voting-trust certificates;
(iii) trade secrets and confidential information; statutory, common law and registered trademarks, trade styles, service marks, service names, trade names, trade dress, copyrights, moral rights, rights of privacy and publicity, Internet or other electronic communication addresses (e.g., "energizer.com" and 1-800-982-ENRS), business addresses of a proprietary nature (e.g., "Ever Ready House"), issued and unissued patents, and other property commonly considered intellectual property, and the goodwill of the business to the extent associated with any and all of the foregoing.; (iv) rights under leases, contracts, licenses, permits, and sales and purchase agreements; (v) real estate and buildings and other improvements thereon and timber and mineral rights of every kind; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) prepayments or prepaid expenses; (x) claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind; (xi) the right to receive mail and other communications; (xii) lists of advertisers, records pertaining to advertisers and accounts, lists and records pertaining to suppliers, customers and agents, and books, ledgers, files and business records of every kind; (xiii) advertising materials and other recorded, printed or written materials; (xiv) goodwill as a going concern and other intangible properties; (xv) personnel records and employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xvi) licenses and authorizations issued by any governmental authority.

     Battery  Business:  Ralston's  direct  or  indirect  ownership  of  (i) the
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worldwide  business  of  the  manufacture,  distribution  and  sale  of  primary
     -
alkaline, carbon zinc, miniature, rechargeable and other types of batteries; and
     -
flashlights and other lighting products; and (ii) all joint ventures involving or associated with the businesses described in (i) next above.

     Bridging Services Agreement:  as defined in Section 5.04 of this Agreement.
     ---------------------------

     Business:  the  Battery  Business  or  the  Ralston  Business.
     --------

     Business  Day:  any  day  other than a Saturday, a Sunday or a day on which
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banking institutions located in the State of Missouri are obligated by law or executive order to close.

     Cash:  cash,  marketable  securities,  compensating balances used to secure
     ----
debt financing, amounts held in margin accounts, and such other items as have been or would be classified as cash consistent with accounting policies of Ralston.

     Code:  the  Internal  Revenue  Code  of  1986, as amended, or any successor
     ----
legislation.

     Current  Plan Year:  the plan year or fiscal year, to the extent applicable
     ------------------
with  respect  to  any  Plan,  during  which  the  Distribution  Date  occurs.

     Distribution:  as  defined  in  the  recitals  to  this  Agreement.
     ------------

     Distribution  Date:  April  1,  2000.
     ------------------

     DuPont Agreement:  an Agreement and Plan of Merger and Exchange dated as of
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December 2, 1997, by and among E. I. du Pont de Nemours and Company, Ralston and certain of their affiliates.

     Energizer:  as  defined  in  the  recitals  to  this  Agreement.
     ---------

     Energizer  Assets:  except  to  the  extent provided in, and subject to the
     -----------------
provisions of, any of the Ancillary Agreements, (i) all of the Assets used or held by or on behalf of any member of the Energizer Group or the Ralston Group immediately prior to the Distribution which are or were used or held for use exclusively in the Battery Business or a Former Battery Business, and which neither are nor were used or held for use in the Ralston Business; including, but not limited to, the Assets set forth on Schedule 1.01(a) but excluding the Assets set forth on Schedule 1.01(b); and (ii) any office equipment and furniture used immediately prior to the Distribution exclusively by Energizer Employees.

     Energizer  Board:  the  Board  of Directors of Energizer Holdings, Inc. and
     ----------------
their  duly  elected  or  appointed  successors.

     Energizer  Deferred  Compensation Plan:  as defined in Section 7.09 of this
     --------------------------------------
Agreement.

     Energizer Employee:  any individual who (i) is on the Distribution Date, or
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immediately following the Distribution will be, an employee of any member of the Energizer Group, (ii) is on the Distribution Date employed by a member of the Ralston Group but who, pending transfer of employment to a member of the Energizer Group, performs duties primarily for the Battery Business other than pursuant to the Bridging Services Agreement; or (ii) is on leave (including, but not limited to, leave for sickness or disability) or layoff from active employment on the Distribution Date but who, immediately prior to commencement of such leave or layoff, was primarily employed in the Battery Business. Notwithstanding the foregoing, an Energizer Employee shall not include any individual who, as of the Distribution Date, is employed by a member of the Energizer Group but performs duties primarily for a Ralston Business, pending subsequent transfer of employment to a member of the Ralston Group or termination of employment.

     Energizer  Obligations:  as  defined  in  Article  X  of  this  Agreement.
     ----------------------

     Energizer  Group:  Energizer  and  its  Affiliates  at  the  Distribution.
     ----------------

     Energizer  Individual:  any  individual  who  is  an  Energizer Employee, a
     ---------------------
Former Energizer Employee, or a beneficiary or alternate payee of an Energizer Employee or of a Former Energizer Employee.

     Energizer Retirement Plan:  the Energizer Holdings, Inc. Retirement Plan, a
     -------------------------
defined  benefit  pension  plan.

     Energizer  Stock:  Energizer  common  stock,  par  value  $.01  per  share.
     ----------------

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended, or
     -----
any  successor  legislation.

     Exchange  Act:  the  Securities  Exchange Act of 1934, as amended, together
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with  the  rules  and  regulations  promulgated  thereunder.

     Executive  Life  Plan:  the  Ralston  Purina  Executive  Life  Plan.
     ---------------------

     Executive  SIP:  the  Ralston  Purina  Executive  Savings  Investment Plan.
     --------------

     Form  10:  as  defined  in  Section  2.06  of  this  Agreement.
     --------

     Former  Battery  Businesses:  all  of the following businesses which, as of
     ---------------------------
the Distribution Date, were no longer owned and/or conducted, directly or indirectly, by Ralston, Energizer or their Subsidiaries, Affiliates or any predecessors to the foregoing:

(i) former businesses and operations relating to the manufacture, sale and distribution of battery and lighting products conducted by Ralston and/or its Subsidiaries after June 30, 1986, including, but not limited to, the worldwide rechargeable Original Equipment Manufacturers' battery business;

(ii) former businesses and operations relating to the manufacture, sale and distribution of battery and lighting products conducted by Union Carbide Corporation and/or its Subsidiaries and Affiliates through June 30, 1986, to the extent assets and liabilities related to such businesses and operations were acquired and assumed by Ralston and its Subsidiaries and Affiliates effective June 30, 1986 pursuant to, or arising out of the transactions contemplated by, the Omnibus Purchase and Sale Agreement by and between Union Carbide Corporation and Ralston Purina Company, made April 7, 1986; and

(iii) all former joint ventures involving or associated with the businesses described in (i) or (ii) above or the Battery Business.

     Former  Energizer  Employee:  an individual who was employed by a member of
     ---------------------------
the Energizer Group or a Former Battery Business at the time of his or her termination or retirement on or prior to the Distribution Date and who was not subsequently, prior to the Distribution Date, employed by a member of the Ralston Group or a Former Ralston Business.

     Former  Businesses:  The  Former  Ralston Businesses and the Former Battery
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Businesses.

     Former  Ralston  Businesses:  all of the businesses and operations directly
     ---------------------------
or indirectly owned and conducted by Ralston prior to, but not as of, the Distribution Date, other than a Former Battery Business; and all former joint ventures involving or associated with such businesses and operations.

     Former Ralston Employee:  an individual who was employed by a member of the
     -----------------------
Ralston Group or a Former Ralston Business at the time of his or her termination or retirement and who was not subsequently, prior to the Distribution Date, employed by a member of the Energizer Group or a Former Battery Business.

     Group:  the  Ralston  Group  or  the  Energizer  Group.
     -----

     Indebtedness  of  the Energizer Group:  external obligations of a member or
     -------------------------------------
members of the Energizer Group in the form of money that is borrowed from third party banks and/or financial institutions, to the extent that such indebtedness
(i) is incurred in connection with, or arising out of the operations of, the Battery Business or is assigned to Energizer or a member of its Group as set forth in Section 2.01(j)(iv); and (ii) is or should be reflected and booked on the balance sheet statements of the Battery Business in accordance with accounting policies of Ralston; and in no event shall intercompany or intracompany accounts between the Battery Business and the Ralston Business be deemed to be Indebtedness of the Energizer Group.

     Indemnifiable  Loss:  with  respect  to  any  claim  by  an  Indemnitee for
     -------------------
indemnification  hereunder,  any  and  all losses, liabilities, claims, damages,
     --
obligations, payments, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, claims and assessments, and any and all judgments, settlements and compromises related thereto and reasonable attorney's fees and expenses in connection therewith) incurred or suffered by such Indemnitee with respect to such claim except as may arise in connection with the performance of any of the Ancillary Agreements, which shall, in each such case, be governed by the terms of such Ancillary Agreement.

     Indemnitee:  as  defined  in  Section  4.02  of  this  Agreement.
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     Indemnitor:  as  defined  in  Section  4.02  of  this  Agreement.
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     Information:  as  defined  in  Section  6.02  of  this  Agreement.
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     Information  Statement:  the  information  statement  sent  to  holders  of
     ----------------------
Ralston  Stock in connection with the Distribution, which sets forth appropriate
     -
disclosures concerning the Battery Business, Energizer, the Distribution and other related matters.

     IP  Agreement:  as  defined  in  Section  5.04  of  this  Agreement.
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     IRS:  the  Internal  Revenue  Service.
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     ISP:  the  Ralston  Purina  1988,  1996  and  1999  Incentive  Stock Plans.
     ---

     Liabilities:  all  claims,  debts,  liabilities,  royalties,  license fees,
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losses, costs, expenses, deficiencies, litigation proceedings, taxes, levies, imposts, duties, deficiencies, assessments, attorneys' fees, charges, allegations, demands, damages, judgments, guaranties, indemnities, or obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown and whether or not the same would properly be reflected on a balance sheet, including all costs and expenses relating thereto.

     LIBOR:  London  Interbank  Offer  Rate.
     -----

     Notice  of  Claim:  as  defined  in  Section  4.02  of  this  Agreement.
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     NYSE:  the  New  York  Stock  Exchange.
     ----

     Operating  Agreement:  An  agreement  as  described  in  Section 2.04(f) in
     --------------------
effect during a period of beneficial ownership of the Energizer Assets or the Ralston Assets.

     Person:  an  individual,  a  partnership, a joint venture, a corporation, a
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trust or other entity, an unincorporated organization or a government or any department or agency thereof.

     Plan:  any  plan,  policy,  arrangement,  contract  or  agreement providing
     ----
benefits (including salary, bonuses, deferred compensation, incentive compensation, savings, stock purchases, pensions, profit sharing, welfare benefits or retirement or other retiree benefits, including retiree medical benefits) for any group of employees or former employees or individual employee or former employee, or the beneficiary or beneficiaries of any such employee or former employee, whether formal or informal or written or unwritten and whether or not legally binding, and including any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any employee or former employee or the beneficiary or beneficiaries of any such employee or former employee.

     Qualified  Plan:  a  Plan which is an employee pension benefit plan (within
     ---------------
the meaning of Section 3(2) of ERISA) and which constitutes or is intended in good faith to constitute a qualified plan under Section 401(a) of the Code.

     Ralston:  as  defined  in  the  recitals  to  this  Agreement.
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     Ralston  Assets:  except  to  the  extent  provided  in, and subject to the
     ---------------
provisions of, any of the Ancillary Agreements, all of the Assets, other than the Energizer Assets, used or held immediately prior to the Distribution Date by or on behalf of any member of either Group, including, but not limited to, the Assets set forth on Schedule 1.01(c).

     Ralston  Board:  the Board of Directors of Ralston Purina Company and their
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duly  elected  or  appointed  successors.

     Ralston  Business:  all of the businesses owned, directly or indirectly, by
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Ralston immediately prior to the Distribution Date, other than the Battery Business.

     Ralston  Chilean  Asset Purchase Price:  Cash paid, after the Distribution,
     ---------------------------------------
to Energizer or its Affiliates by Ralston or its Affiliates to effect the purchase, as set forth in Section 2.01(e), of the Assets and Liabilities of the Ralston Business conducted by Eveready de Chile S.A.,

     Ralston  Deferred  Compensation  Plan:  the  Ralston  Purina  Deferred
     -------------------------------------
Compensation  Plan  for  Key  Employees.
     -----

     Ralston  Employee:  any  individual  who,  as  of  the  day  prior  to  the
     -----------------
Distribution  Date,  is an employee of any member of either Group, other than an
     ----
Energizer  Employee,  including,  but  not  limited to, individuals set forth on
Schedule  1.01(c).

     Ralston  Group:  Ralston  and  its  Subsidiaries and Affiliates, other than
     --------------
members  of  the  Energizer  Group.
     Ralston  Individual:  any  individual  who  is a Ralston Employee, a Former
     -------------------
Ralston Employee, or a beneficiary or alternate payee of a Ralston Employee or of a Former Ralston Employee.

     Ralston  Option:  the  option defined in Section 7.08(b) of this Agreement.
     ---------------

     Ralston  Retirement  Plan:  the  Ralston  Purina Retirement Plan, a defined
     -------------------------
benefit  pension  plan.

     Ralston  Stock:  Ralston  Purina  Company  common  stock,  $.10  par value.
     --------------

     Record  Date:  the  date  to  be  determined  by  the Board of Directors of
     ------------
Ralston,  or the Executive Committee thereof, as the record date for determining
     -
shareholders  of  Ralston  Stock  entitled  to  receive  the  Distribution.

     Rights:  the  rights  to  be  issued by Energizer pursuant to the Energizer
     ------
Rights  Agreement.

     SEC:  the  Securities  and  Exchange  Commission.
     ---

     Securities  Act:  the Securities Act of 1933, as amended, together with the
     ---------------
rules  and  regulations  promulgated  thereunder.

     Shared  Liability:  a  Liability  arising  out  of, or associated with, the
     -----------------
ownership of both the Energizer Assets and the Ralston Assets; or the operation of the Battery Business or a Former Battery Business, on the one hand, and the Ralston Business or a Former Ralston Business, on the other hand, prior to the Distribution.

     SIP:  a  Savings  Investment  Plan.
     ---

     Subsidiary:  with respect to any specified Person, any corporation or other
     ----------
legal entity of which such Person or any of its Subsidiaries controls or owns, directly or indirectly, 50% or more of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body of such corporation or other legal entity.

     Tax  Sharing  Agreement:  as  defined  in  Section  5.04 of this Agreement.
     -----------------------

     Third-Party  Claim:  any  Action  or  claim  by  a  third  party against or
     ------------------
otherwise  involving  an  Indemnitee  for  which  indemnification  may be sought
     --
pursuant  to  Article  IV  hereof.
     -

     Welfare  Plan:  any  Plan  which is not a Qualified Plan and which provides
     -------------
medical, health, disability, accident, life insurance, death, dental or other welfare benefits, including any post-employment benefits or retiree medical benefits.

     1.02     References  to  Time.  All  references to times of the day in this
              --------------------
Agreement shall refer to St. Louis, Missouri time unless otherwise specifically indicated.

                                   ARTICLE II

                       CERTAIN RESTRUCTURING TRANSACTIONS

     2.01     Restructuring Transactions.  Prior to the Distribution Date or, as
              --------------------------
indicated, as soon as practicable thereafter, the following shall have been or shall be effected:

     (a)     Reincorporation  Merger.  Eveready,  the  sole  shareholder  of
             -----------------------
Energizer and EBII, shall surrender all of the issued and outstanding shares of capital stock of EBII in a constructive exchange for all of the issued and outstanding shares of capital stock of Energizer, pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, in connection with EBII's reincorporation from Delaware to Missouri and merger into Energizer.

     (b)     United  Kingdom  Restructuring.  Energizer  International,  Inc.
             ------------------------------
("EII"), a Delaware corporation and wholly owned subsidiary of Ralston, and Energizer shall form a new United Kingdom unlimited company ("Newco 1"). Energizer UK Company ("Energizer UK"), a United Kingdom unlimited company, shall sell all the stock of the following Subsidiaries to Newco 1: Ever Ready Ltd; Ralston Energy Systems U.K. Ltd.; Berec Components Ltd; Berec Overseas Investments Ltd., Energizer (Ireland) Ltd., WER (mvl) 1998 Ltd. and Ralston Trust Limited. Newco 1 shall form a new wholly owned subsidiary, Newco 1A, a United Kingdom limited company, which shall purchase from Energizer UK the Assets, and assume the Liabilities, of that portion of the Battery Business directly conducted by Energizer UK. The purchase price shall be determined by an independent appraisal. The cash proceeds of the sales, together with cash provided by borrowing from Ralston, shall be applied by Energizer UK to pay down existing debt and to wholly redeem EII's partnership interest in Energizer UK Prior to such redemption, Ralston shall contribute to Energizer UK cash in exchange for a 1% interest in the partnership, with the remaining 99% interest being retained by Tower Holding Company, Inc. ("Tower Holding"), a Delaware corporation.

     (c)     Mexican Restructuring.  Ralston Purina Holdings Mexico S.A. de C.V.
             ---------------------
("RP Holdings Mexico"), a Mexican corporation, shall capitalize a portion of the intercompany debt owed to it by its wholly owned subsidiary, Eveready de Mexico S.A. de C.V. ("Eveready Mexico"),such that the resulting value of Eveready de Mexico will equal EII's interest in RPHM. Eveready de Mexico shall borrow from outside parties an amount necessary to pay off its remaining intercompany debt to RPHM prior to the Distribution. RP Holdings Mexico shall then distribute all of the capital stock of Eveready Mexico to EII in complete redemption of EII's entire stock interest in RP Holdings Mexico.

     (d)     Brazilian  Restructuring.  EII  shall  form  a  new,  wholly  owned
             ------------------------
subsidiary, Newco 2, a Brazilian corporation. Ralston Purina do Brasil Ltda.("RP do Brasil"), a Brazilian corporation, shall sell to Newco 2 all of the Assets and Liabilities associated with its ownership and operation of the Battery Business in Brazil, other than a portion of external debt which RP do Brasil shall retain. The purchase price shall be equal to the statutory net book value of such Business as of March 31, 2000, excluding that portion of external debt which is retained by RP do Brasil. Prior to the Distribution Date, EII shall distribute to Ralston in the form of a dividend all of its stock interest in RP do Brasil. Prior to the Distribution, EII will also assign to Checkerboard Holding an intercompany note evidencing debt owed from RP do Brasil to EII.

     (e)     Argentinean/Chilean  Restructuring.  Prior to the Distribution Date
             ----------------------------------
or as soon as practicable thereafter, Checkerboard Holding Company ("Checkerboard Holding"), a Delaware corporation, shall form a new wholly owned subsidiary, Newco 3, a Chilean corporation. Eveready de Chile S.A. ("Eveready Chile"), a Chilean corporation, will sell the Assets and Liabilities of the Ralston Business conducted by it to Newco 3. The purchase price shall be determined by an independent appraisal. Prior to the Distribution Date, EII will transfer to Checkerboard Holding, and Eveready Battery Company will transfer to Tower Holding, that portion of the stock of Ralston Purina Argentina S.A. ("RP Argentina"), an Argentinean corporation, held by each transferor company reflecting the relative value of their respective interests in the Ralston Business conducted by RP Argentina. Prior to the Distribution Date or as soon as practicable thereafter, in accordance with Argentinean law, RP Argentina will divide into two Argentinean corporations, one conducting the Battery Business and the other conducting the Ralston Business, as follows: (i) RP Argentina will transfer all of its stock interest in Eveready Chile, and the Assets and Liabilities of the Battery Business conducted by RP Argentina to Newco 4, a newly created Argentinean corporation resulting from the division of RP Argentina, having the same shareholders, with identical share ownership proportions, as RP Argentina; and (ii) Checkerboard Holding and Tower Holding will then each exchange their shares of Newco 4 for the shares of RP Argentina held, respectively, by EII and Eveready. EII and Eveready will then be sole shareholders of Newco 4, which will conduct the Battery Business in Argentina and will be the parent company of Eveready Chile; and Checkerboard Holding and Tower Holding will then be sole shareholders of RP Argentina, which will conduct the Ralston Business in Argentina.

     (f)     Spanish  Restructuring.  Ralston  Energy  Systems  Iberica  S.A.
             ----------------------
("RESIB"), a Spanish corporation, which indirectly conducts the Battery Business in Spain through its 91% owned subsidiary Energizer Iberia S.A., also a Spanish corporation, will sell all of the issued and outstanding stock of its wholly owned subsidiary Ralston Purina Europe S.A ("RPE"), which directly conducts the Ralston Business, to Checkerboard Holding for an amount determined by an independent appraisal

     (g)     Distribution of Energizer Stock to VCS Holding.  Following those of
             -----------------------------------------------
the transactions described in paragraphs (b) through (f) which have been completed prior to the Distribution Date, Eveready will distribute all the stock of Energizer to VCS Holding Company ("VCS"), a Delaware corporation and wholly owned subsidiary of Ralston.

     (h)     Merger  of  VCS  Holding into Ralston.  Ralston and VCS shall enter
             --------------------------------------
into an Agreement and Plan of Merger and Complete Liquidation pursuant to which VCS shall be merged with and into Ralston pursuant to the General and Business Corporation Law of Missouri and Delaware General Corporation Law, and in accordance with the terms and conditions of such merger agreement. Prior to such merger, VCS shall transfer to Tower Holding, as a contribution to capital, all shares of capital stock of Interstate Bakeries Corporation held by VCS as well as all receivables reflecting intercompany loans by VCS to Ralston. Following the merger, VCS will cease to exist, and Ralston shall become the direct owner of Energizer and all other stock interests and Assets owned by VCS at the time of the merger, including, but not limited to, notes reflecting intercompany loans by VCS to Eveready ("the Eveready Notes"). The intercompany account owed by Ralston to VCS shall be extinguished incident to the merger of VCS into Ralston.

     (i)     Canadian  Restructuring.  Ralston shall contribute a portion of its
             -----------------------
capital stock in Ralston Purina Canada Inc. ("RP Canada") to Energizer so that the number of shares of RP Canada stock owned by Energizer, when combined with the number of shares of RP Canada stock owned by EII, will reflect, on a combined stock ownership basis, an interest in RP Canada equal to the appraised value of the Battery Business conducted by RP Canada. EII and Energizer will form a new Canadian corporation, Newco 5, and will each transfer all of their stock in RP Canada to Newco 5 in exchange for Newco 5 common stock of proportionate value. RP Canada will transfer the Assets and Liabilities of the Battery Business conducted by it to Newco 5 in exchange for all of the issued and outstanding preferred stock in Newco 5. RP Canada will then issue a note to Newco 5 in complete redemption of the RP Canada common stock held by Newco 5, and Newco 5 will issue to RP Canada a note of equal value in redemption of the Newco 5 preferred stock held by RP Canada. The two notes will then be offset against one another and each cancelled. Ralston will thereupon own all of the stock of RP Canada, which will conduct only the Ralston Business, and EII and Energizer will in the aggregate own all of the stock of Newco 5, which will conduct only the Battery Business.

     (j)     Other  Post-Merger Transfers/Debt Assumption.  Following the merger
             --------------------------------------------
described in Section 2.01(h) and the restructuring described in Section 2.01(i), the following transactions will take place prior to the Distribution Date:

(i)     Ralston  will  transfer  the  Eveready  Notes  to  EII.

(ii) Ralston will transfer to Energizer all of the stock of Eveready; will cause the transfer to Eveready of all of the stock of EII; and will cause the transfer to EII of all of the stock of Energizer Japan, Inc., a Delaware corporation.

(iii) Ralston will enter into certain credit facility agreements to borrow funds from third party banks and/or financial institutions and will assign to Energizer all obligations, including, but not limited to, the repayment obligation, arising out of or in connection with such credit facility agreements, other than for certain fees set forth in Section 12.04. The sum of such debt assumed by Energizer, plus other Indebtedness of the Energizer Group, is intended to equal total Indebtedness of the Energizer Group, net of Cash, of US$586.8 million as of the close of business on March 31, 2000.

     2.02     Issuance  of  Stock.  Prior  to the Distribution Date, the parties
              -------------------
hereto shall take all steps necessary so that immediately prior to the Distribution Date, the number of shares of Energizer Stock outstanding and held by Ralston shall equal the number of shares necessary to effect the Distribution. The Distribution shall be effected by distributing, on a pro rata basis to every holder of Ralston Stock, one share of Energizer Stock for every three shares of Ralston Stock held as of the Record Date.

     2.03     Share  Purchase  Rights  Agreement;  Articles  of  Incorporation;
              -----------------------------------------------------------------
Bylaws. Prior to the Distribution Date, Energizer shall adopt an Energizer Rights Agreement in substantially the form filed with the SEC as an exhibit to the Form 10, and the Board of Directors of Energizer shall authorize a distribution of one Right to every share of outstanding Energizer Stock, such distribution to occur prior to the Distribution. Ralston and Energizer shall take all action necessary so that, at the Distribution Date, the Articles of Incorporation and Bylaws of Energizer shall be substantially in the forms filed with the SEC as exhibits to the Form 10.

     2.04     Transfer  of  Assets;  Assumption  of  Liabilities.
              --------------------------------------------------

     (a) Prior to the Distribution Date, the parties hereto shall cooperate in taking all action necessary to convey, assign and transfer to Energizer, effective no later than the Distribution Date, all of the right, title and interest in the Energizer Assets held by any member of the Ralston Group, and to convey, assign and transfer to Ralston or its Affiliates all of the right, title and interest in the Ralston Assets held by any member of the Energizer Group. Effective as of the Distribution Date, Energizer and its Affiliates shall become the beneficial owners of all of the Battery Business Assets, and Ralston and its Affiliates shall remain the beneficial owners of all of the Ralston Assets. The parties acknowledge that formal actions to effect fully the legal transfers of such Assets may not be completed by the Distribution Date, but that the entire beneficial title and interest in and to each Asset shall pass to Energizer or remain with Ralston, as the case may be, as of the Distribution Date. The parties shall take such action as is necessary in their reasonable discretion, whether before or after the Distribution Date, to complete the transfer of the Energizer Assets to the Energizer Group and the Ralston Assets to the Ralston Group, as the case may be, and each party shall cooperate fully with the other in such regard.

Ralston and Energizer shall cooperate in estimating the appropriate amount of Cash to be transferred to or from members of the Energizer Group on or before March 31, 2000 to cause the Energizer Group to hold, as of the close of business on March 31, 2000, Cash in such an amount that would cause the Indebtedness of the Energizer Group, at the close of business on such date, to equal US$586.8 million, net of such Cash. The parties shall use reasonable efforts cause the transfer of Cash to or from Energizer to effect this provision.

     (b) As of the Distribution Date, Energizer and Ralston and, as appropriate, other members of their respective Groups, shall assume or retain all of the Liabilities, with respect to Energizer, of the Battery Business and Former Battery Businesses and, with respect to Ralston, of the Ralston Business and Former Ralston Businesses, of whatsoever type or nature, arising exclusively out of or associated exclusively with the ownership of the Assets of such Businesses or Former Businesses or the operation of such Businesses or Former Businesses prior to the Distribution, whether such Liabilities become known prior to or after, or are asserted prior to or after, the Distribution. Energizer and its Affiliates and Ralston and its Affiliates shall assume (or retain, as the case may be) a share of any Shared Liability in proportion, as applicable, to their respective ownership of the relevant Assets, control of affected operations or employment of affected individuals. Notwithstanding the foregoing, effective as of the Distribution Date, Energizer or another member of the Energizer Group shall assume or retain Liabilities specifically described in any other provision of this Agreement or any Ancillary Agreement, and Liabilities described on Schedule 2.04(b)(1) to this Agreement. Ralston and members of the Ralston Group shall, except as qualified hereinabove, assume or retain the Liabilities specifically described in this Agreement or any Ancillary Agreement, and the Liabilities specifically described on Schedule 2.04(b)(2) to this Agreement.

     (c) The parties agree and acknowledge that the assumption or retention by Energizer or other members of the Energizer Group or Ralston or other members of the Ralston Group, as the case may be, of all such Liabilities described herein is part of a single plan to transfer the Battery Business and the Energizer Assets to Energizer as of the Distribution Date. With regard to that plan, the parties further agree that (i) the entire beneficial title and interest in and to each and all of the Energizer Assets shall, regardless of when legal title to any such asset is in fact transferred to Energizer or its Subsidiaries, remain in Ralston until the Distribution Date at which time all beneficial title and interest in all of the Energizer Assets will pass to Energizer, and all title and interest in and to each and all of the Ralston Assets which is owned by a member of the Energizer Group prior to the Distribution Date shall, regardless of when legal title to any such asset is in fact transferred to Ralston or its Subsidiaries after the Distribution Date, be beneficially owned by Ralston; (ii) the economic burden of the assumption or retention by the members of the Energizer Group or the Ralston Group, as the case may be, of each and all of the Liabilities described herein shall pass to the Energizer Group or the Ralston Group, as the case may be, as of the Distribution Date, regardless of when Energizer or any other member of the Energizer Group or Ralston or any other member of the Ralston Group, as the case may be, in fact assumes or becomes legally obligated to the obligee of any one or more of such Liabilities; and
(iii) all operations of the Battery Business shall be for the account of Ralston through 12:01 a.m. on the Distribution Date and shall be for the account of Energizer thereafter.

     (d) Ralston and Energizer shall, and shall cause their Affiliates to, execute prior to, or as soon as practicable following, the Distribution Date, such additional agreements and arrangements as may be necessary or appropriate
(i) to effect the restructuring transactions set forth in Section 2.01; (ii) to transfer to the appropriate member of the Energizer Group or Ralston Group such local product registrations, franchises, licenses, and any other governmental authorizations or other rights owned or held by Ralston, Energizer or their respective Groups that are necessary to the conduct of their Businesses in such jurisdiction; (iii) to make all such further assignments and do all such other acts as are necessary or desirable to carry out the intent of the parties that each of the Businesses, as a going concern, be fully vested in the appropriate party as of the Distribution Date and operated for its benefit and burden as of 12:01 a.m.; and (iv) to provide for, and negotiate in good faith, such other agreements and arrangements relating to the foregoing as the parties deem appropriate, including, but not limited to, any such agreements or arrangements relating to the treatment of employees, benefit plans, intellectual property and taxes.

     (e) If any Energizer Asset or Ralston Asset is not owned, respectively, by a member of the Energizer Group or Ralston Group or leased from a third party or governmental entity by a member of the appropriate Group, as of the Distribution Date, Ralston and Energizer shall use their reasonable best efforts to transfer, assign and deliver such assets or leases to the appropriate member of the other Group as soon as practicable thereafter.

Prior to such transfer or assignment, Ralston or Energizer, as the case may be, shall use its reasonable best efforts to give the benefits of ownership of such Assets to the appropriate member of the other Group. The entire economic beneficial interest in and to, and the risk of loss with respect to, such Assets shall, regardless of when legal title thereto shall be transferred to the appropriate member of the Energizer or Ralston Group, pass to those entities as of the Distribution. Ralston and Energizer shall, or shall cause their Affiliates to, hold such Assets for the benefit and risk of the other and shall cooperate with the other in any lawful and reasonable arrangements designed to provide the benefits of ownership of the Assets to it, including, but not limited to, properly recording evidence of such beneficial ownership and risk of loss with appropriate governmental entities as required by applicable law.

In the event that the legal interest in such Assets or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed hereunder as a result of the failure to receive any consents or approvals required for such transfer, then the legal interest in such Assets shall not be sold, assigned, transferred or conveyed unless and until approval, consent or waiver thereof is obtained. Ralston and Energizer shall, or shall cause their Affiliates, at their expense, to use reasonable best efforts to cooperate in obtaining such consents or approvals as may be necessary to complete such transfers and to obtain satisfaction of conditions to transfer as soon as practicable.

Nothing in this Agreement shall be construed as an attempt to assign to a member of the Energizer Group or the Ralston Group any legal interest in such Assets which, as a matter of law or by the terms of any legally binding contract, engagement or commitment to which the legal owner is subject, is not assignable without the consent of any other Person, unless such consent shall have been given.

     (f) After the Distribution Date, Ralston and Energizer shall cause such Assets (including the capital stock of any Affiliates) which are beneficially owned by the other party to be managed at the direction of the beneficial owner pursuant to one or more Operating Agreements, substantially in the form attached to this Agreement as Exhibit 2.04(f), until such Assets are actually legally transferred and conveyed. Without limiting the foregoing, all revenues, earnings and cash flows associated with the Assets following the Distribution Date shall be for the account of the beneficial owner but shall be retained by the respective legal owner until the transfers are legally effected. Following the Distribution Date, neither Ralston nor Energizer shall be required to lend, advance, contribute or use any of its own funds in connection with the operations of such Assets except to the extent contemplated by the Operating Agreements.

     (g) Ralston and Energizer shall cooperate after the Distribution Date in determining the actual Indebtedness of the Energizer Group and Cash held by members of the Energizer Group as of the close of business on March 31, 2000 in order to determine if a further transfer of Cash is required between the parties. A preliminary determination of the actual Cash and Indebtedness of the Energizer Group shall be made no later than 60 days after the Distribution Date in order to make a preliminary adjustment of Cash from Ralston to Energizer or vice versa (or, if the parties mutually agree, from any member of one Group to any member of the other Group), as the findings warrant.
In addition, the parties shall determine the value of checks, written by Energizer or its Affiliates on their U.S. bank accounts, which are outstanding and have not cleared as of March 31, 2000. If the aggregate value of such outstanding checks was less than $10 million, then the target Indebtedness of Energizer, net of Cash, shall remain $586.8 million. If the aggregate value of such checks was greater than $10 million, then the target Indebtedness of Energizer, net of Cash, shall be reduced dollar for dollar by an amount equal to the value of such outstanding checks in excess of $10 million.

If it is determined that actual Indebtedness of the Energizer Group, net of Cash, exceeded US$586.8 million (adjusted, if applicable, pursuant to the preceding paragraph) as of the close of business on March 31, 2000, Ralston shall pay an amount equal to such excess to Energizer in US dollars. Conversely, if it is determined that actual Indebtedness of the Energizer Group, net of Cash, fell short of US$586.8 million (adjusted, if applicable, pursuant to the preceding paragraph) as of the close of business on March 31, 2000, Energizer shall pay an amount equal to such shortfall to Ralston in US dollars. Alternatively, the parties may, by mutual consent, cause such amounts to be paid by any member of one Group to any member of the other Group in local currency. Any Cash paid to Ralston by Energizer pursuant to this Section 2.04(g) shall be used to repay third party debt of Ralston.

Ralston shall have the opportunity to review, to its satisfaction, the books and records of Energizer and its Affiliates, bank records, loan documentation and other relevant materials in order to enable Ralston to verify any amounts to be transferred, and Energizer shall cooperate in Ralston's review.

Payment of such preliminary adjustment shall be made within fifteen (15) Business Days of such determination. In addition, such amounts shall be increased by an amount equal to interest accrued on such unpaid excess (or shortfall, as applicable) at LIBOR plus 50 basis points for the period from the Distribution Date until the date such preliminary adjustment is paid to the party to which it is owed.

No later than July 31, 2000, upon final review of the books and records of Energizer and its Affiliates to verify the calculations of Indebtedness of the Energizer Group and Cash holdings, Ralston and Energizer shall make, if necessary, a second and final adjustment with respect to this matter. The final adjustment payment shall be increased by an amount equal to simple interest accrued on such adjustment at 7% per annum for the period from the date of the initial adjustment payment until the date such final payment is made.

     (h) Ralston shall pay to Energizer in US dollars, at the time of payment of the Ralston Chilean Asset Purchase Price to a member of the Energizer Group, an additional lump sum equal to interest on such purchase price, denominated in US dollars at the time of payment to Energizer, accrued at the simple interest rate of 7% per annum, for the period beginning on the Distribution Date to the date such purchase price is paid to the Energizer Affiliate.

     (i) Calculations of equivalent values of US and foreign currencies shall, for purposes of this Agreement, be based on foreign exchange rates for the relevant date or dates as reflected in accordance with accounting practices historically employed by Ralston.
     2.05     Conduct  of  Business Pending the Distribution Date.  Prior to the
              ---------------------------------------------------
Distribution Date, the Battery Business shall be operated for the sole benefit of Ralston.

     2.06     Registration  and  Listing.  Prior  to  the  Distribution  Date:
              --------------------------

     (a) Ralston and Energizer shall prepare, and Energizer shall file with the SEC, a Registration Statement on Form 10 pursuant to Section 12(b) of the Exchange Act with respect to the Energizer Stock and associated Rights. Ralston and Energizer shall use reasonable efforts to cause the Form 10 to become effective under the Exchange Act, and, following such effectiveness, Ralston shall mail the Information Statement to the holders of record of Ralston Stock as of the close of business on the Record Date.

     (b) The parties hereto shall take all such actions as may be necessary or appropriate under state securities and Blue Sky laws in connection with the Distribution.

     (c) Ralston and Energizer shall prepare, and Energizer shall file and seek to make effective, an application for the listing of the Energizer Stock and associated Rights on the NYSE.


                                   ARTICLE III

                                THE DISTRIBUTION

     3.01     Record Date and Distribution Date.  Subject to the satisfaction of
              ---------------------------------
the conditions set forth in Section 12.01, the Ralston Board shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. The determination of record holders of Ralston Stock on the Record Date shall be as of 12:01 a.m. on the Distribution Date, and the Distribution shall also be effective as of 12:01 a.m. on the Distribution Date.

     3.02     Distribution.  Ralston  shall  distribute  all  of the outstanding
              ------------
shares of Energizer Stock to holders of record of Ralston Stock on the Record Date on the basis of one share of Energizer Stock for each three shares of Ralston Stock outstanding as of 12:01 a.m. on the Record Date, subject to the treatment of fractional shares set forth in Section 3.03. All shares of Energizer Stock issued in the Distribution shall be duly authorized, validly issued, fully paid and nonassessable.

     3.03     Payment  in  Lieu  of  Fractional Shares.  No fractional shares of
              ----------------------------------------
Energizer Stock shall be issued in the Distribution. In lieu thereof, a distribution agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests, and such distribution agent shall remit to each holder of Ralston Stock who would otherwise be entitled to receive such fractional shares a cash payment equal to such holder's pro rata share of the total gross sale proceeds (after making appropriate deductions of the amount required to satisfy legal requirements). Ralston shall bear the cost of commissions incurred in connection with such sales.
                                   ARTICLE IV

                                 INDEMNIFICATION

     4.01     Indemnification.
              ---------------

     (a) From and after the Distribution Date, Ralston agrees to indemnify and hold harmless Energizer against and in respect of any and all Liabilities assumed or retained by Ralston pursuant to Section 2.04(b) of this Agreement and/or related to, arising from, or associated with:

     (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Ralston or any of its Subsidiaries;

     (ii) any Third-Party Claim relating to the actions of the Ralston Board in authorizing the Distribution;

     (iii) the ownership, use or possession of the Ralston Assets or the operation of the Ralston Business or Former Ralston Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is specifically assumed or retained by Energizer or another member of the Energizer Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Ralston, its successors and their Affiliates following the Distribution.

     (iv) with respect to the operation or administration of Plans by Ralston Employees, Former Ralston Employees or agents of Ralston or the Ralston Business, Ralston's failure to comply with the provisions of a Plan or applicable laws and regulations prior to or after the Distribution;

     (v) any violations of the Code, or of federal or state securities laws, in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, except to the extent that such violations, or allegations of violations, result from or are related to the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Battery Business.

Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Energizer Group, Affiliates, Energizer Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Energizer or members of the Energizer Group.

     (b) From and after the Distribution Date, Energizer agrees to indemnify and hold harmless Ralston against and in respect of all Liabilities assumed or retained by Energizer or another member of the Energizer Group pursuant to
Section 2.04(b) of this Agreement and/or related to, arising from, or associated with:

     (i) any breach or violation of any covenant made in this Agreement or any Ancillary Agreement by Energizer or any of its Subsidiaries or Affiliates;

     (ii) the ownership, use or possession of the Energizer Assets or the operation of the Battery Business or Former Battery Businesses, whether relating to or arising out of occurrences prior to or after the Distribution, except to the extent liability therefor is specifically assumed or retained by Ralston or another member of the Ralston Group pursuant to Section 2.04(b) of this Agreement; and all operations conducted by Energizer, its successors and their Affiliates following the Distribution.

     (iii) with respect to the operation or administration of Plans by Energizer Employees, Former Energizer Employees or agents of Energizer or the Battery Business, Energizer's failure to comply with the provisions of a Plan or applicable laws and regulations prior to or after the Distribution; and

     (iv) any violation or allegations of violations of federal or state securities laws in connection with the Distribution, the Information Statement and Form 10 or any filings made with governmental agencies with respect thereto, to the extent that such violations, or allegations of violations, result from or are related to, the disclosure to Ralston's corporate staff of information, or failure to disclose information, by officers, directors, employees, agents, consultants or representatives of the Battery Business; and

     (v) any and all obligations of Ralston related to, or arising in connection with, the borrowing of funds and assignment of such debt to Energizer, as set forth in Section 2.01(j)(iii).

Any indemnification provided for under this Section shall, to the extent legally permissible, also be deemed to extend to other members of the Ralston Group, Affiliates, Ralston Employees, directors, Plan fiduciaries, shareholders, agents, consultants, representatives, successors, transferees and assigns of Ralston or members of the Ralston Group.

Notwithstanding the foregoing, a party shall have no right to indemnification under this Article IV until the cumulative aggregate dollar amount of all Liabilities to which this Article applies equals or exceeds US$250,000 with respect to such party. Liabilities of any amount shall be included in the computation of the cumulative aggregate dollar amount of Liabilities, but neither party shall be entitled to indemnification for any single Liability of less than US$25,000.

     4.02     Actions  and  Claims  Other  Than  Third-Party  Claims; Notice and
              ------------------------------------------------------------------
Payment.  Upon obtaining knowledge of any Action, Liability or claim, other than
     --
Third-Party Claims, which any Person entitled to indemnification (the "Indemnitee") believes may give rise to any Indemnifiable Loss, the Indemnitee shall promptly notify the party liable for such indemnification (the "Indemnitor") in writing of such Action or claim (such written notice being hereinafter referred to as a "Notice of Claim"); provided, however, that failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Article IV except to the extent that such failure increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. A Notice of Claim shall specify in reasonable detail the nature and estimated amount of any such Action, Liability or claim giving rise to a right of indemnification. The Indemnitor shall have ninety (90) Business Days after receipt of a Notice of Claim to notify the Indemnitee whether or not it disputes its liability to the Indemnitee with respect to such Action, Liability or claim or the amount thereof, and setting forth the basis for such objection. If the Indemnitor fails to respond to the Indemnitee within such ninety (90) Business Day period, the Indemnitor shall be deemed to have acknowledged its responsibility for such Indemnifiable Loss. If such Indemnifiable Loss is not contested, the Indemnitor shall pay and discharge any such Indemnifiable Loss within one hundred twenty
(120)  Business  Days  after  its  receipt  of  a  Notice  of  Claim.

     4.03     Insurance  and  Third-Party  Obligations.  Any  indemnification
              ----------------------------------------
otherwise payable pursuant to Section 4.01 shall be reduced by the amount of any insurance or other amounts (net of deductibles and allocated paid loss retro-premiums) that would be payable by any third party to the Indemnitee or on the Indemnitee's behalf in the absence of this Agreement. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims for which it is obligated, or (iii) entitled to any subrogation rights with respect to any obligation hereunder.

     4.04     Third-Party  Claims;  Notice,  Defense  and  Payment.  Promptly
              ----------------------------------------------------
following the earlier of (i) receipt of notice of the commencement of a Third-Party Claim or (ii) receipt of information from a third party alleging the existence of a Third-Party Claim, any Indemnitee who believes that it is or may be entitled to indemnification by any Indemnitor under Section 4.01 with respect to such Third-Party Claim shall deliver a Notice of Claim to the Indemnitor. Failure of an Indemnitee timely to give a Notice of Claim to the Indemnitor shall not release the Indemnitor from its indemnity obligations set forth in this Section 4.04 except to the extent that such failure adversely affects the ability of the Indemnitor to defend such Action, Liabilities or claim or increases the amount of indemnification which the Indemnitor is obligated to pay hereunder, in which event the amount of indemnification which the Indemnitee shall be entitled to receive shall be reduced to an amount which the Indemnitee would have been entitled to receive had such Notice of Claim been timely given. Indemnitee shall not settle or compromise any Third-Party Claim in an amount in excess of US$25,000 prior to giving a Notice of Claim to Indemnitor at least twenty (20) Business Days in advance of such settlement. In addition, if an Indemnitee settles or compromises any Third-Party Claims prior to giving such Notice of Claim to an Indemnitor, the Indemnitor shall be released from its indemnity obligations to the extent that the Indemnitor can sustain the burden of proving that such settlement or compromise was not made in good faith and was not commercially reasonable. Within ninety (90) days after receipt of such Notice of Claim (or sooner if the nature of such Third-Party Claim so requires), the Indemnitor may (A) by giving written notice thereof to the Indemnitee, acknowledge liability for, and at its option elect to assume, the defense of such Third-Party Claim at its sole cost and expense or (B) object to the claim of indemnification set forth in the Notice of Claim delivered by the Indemnitee; provided that if the Indemnitor does not within the same ninety (90) day period give the Indemnitee written notice either objecting to such claim and setting forth the grounds therefor or electing to assume the defense, the Indemnitor shall be deemed to have acknowledged its responsibility to accept the defense and its ultimate liability, if any, for such Third-Party Claim. Any contest of a Third-Party Claim as to which the Indemnitor has elected to assume the defense shall be conducted by attorneys employed by the Indemnitor and reasonably satisfactory to the Indemnitee; provided that the Indemnitee shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnitee's sole cost and expense. If the Indemnitor assumes the defense of a Third-Party Claim, the Indemnitor may settle or compromise the Third-Party Claim without the prior written consent of Indemnitee; provided that the Indemnitor may not agree to any such settlement pursuant to which any such remedy or relief, other than monetary damages for which the Indemnitor shall be responsible hereunder, shall be applied to or against the Indemnitee, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld. If the Indemnitor does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification under Section 4.01, the Indemnitee may require the Indemnitor to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnitor shall be bound by the result obtained with respect thereto by the Indemnitee, provided that the Indemnitor shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall pay to the Indemnitee in cash the amount for which the Indemnitee is entitled to be indemnified (if any) within thirty (30) days after the final resolution of such Third-Party Claim (whether by settlement, a final nonappealable judgment of a court of competent jurisdiction or otherwise) or, in the case of any Third-Party Claim as to which the Indemnitor has not acknowledged liability, within thirty (30) days after such Indemnitor's objection has been resolved by settlement, compromise or arbitration pursuant to the provisions of Article XI of this Agreement.

     4.05     Remedies  Cumulative;  Survival  of  Indemnities.  The  remedies
              ------------------------------------------------
provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnitor. The obligations of each of the Ralston Group and the Energizer Group under this Article IV shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities, with respect to any claim of the other for any Indemnifiable Losses related to such assets, businesses or Liabilities.


                                    ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

     5.01     Non-Competition.
              ---------------

     Neither Energizer, nor any of its Affiliates, nor any of their successors or successive successors shall, directly or indirectly, in any manner whatsoever, engage in any activities which are prohibited, limited or proscribed in any manner to Ralston or any of its Affiliates under the terms of either (i)
Section 6.10 of the DuPont Agreement, or (ii) Section 5.01 of the Agreement and Plan of Reorganization dated as of April 1, 1998, by and between Ralston and Agribrands International, Inc., both of which Agreements are hereby acknowledged to be binding upon Energizer.

     If any provision of this Section 5.01 is held by a court or governmental authority of competent jurisdiction to be unenforceable as written, then such provision shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws and public policy of such jurisdiction or authority. The provisions of this Section 5.01 are severable, and this
Section 5.01 shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in this Section 5.01, and partially valid or enforceable provisions shall be valid or enforceable to the extent they are valid or enforceable.

     5.02     Further  Assurances.  Each  party  hereto shall cooperate with the
              -------------------
other parties, and execute and deliver, or use its best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfers of Assets and Liabilities and the other transactions contemplated hereby or in any of the Ancillary Agreements. If any such transfer of Assets or Liabilities is not consummated prior to or on the Distribution Date, then the party hereto retaining such Asset or Liability shall thereafter hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto), or shall retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and shall take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as if such Asset or Liability had been transferred as contemplated hereby. If and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties hereto agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership of all of the Energizer Assets, or Ralston Assets, as the case may be, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, that such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

     5.03     Energizer  Board.  Prior to the Distribution Date, Energizer shall
              ----------------
take such actions as are necessary so that its Board of Directors is comprised of those individuals named as directors in the Form 10.

     5.04     Contractual  Arrangements.
              -------------------------

     (a) Effective as of the Distribution Date, Ralston and Energizer shall enter into a tax sharing agreement, substantially in the form attached to this Agreement as Exhibit A ("Tax Sharing Agreement").

     (b) Effective as of the Distribution Date, Ralston and Energizer shall enter into a bridging services agreement, substantially in the form attached to this Agreement as Exhibit B ("Bridging Services Agreement").

     (c) Effective as of the Distribution Date, Ralston and Energizer shall enter into an intellectual property agreement, substantially in the form attached to this Agreement as Exhibit C ("IP Agreement").

     (d) Effective as of the Distribution Date, Ralston and Energizer shall enter into an Aircraft Agreement, substantially in the form attached to this Agreement as Exhibit D.

     5.05     Cash  Management  and  Intercompany  Accounts.
              ----------------------------------------------

     (a) Through and including 12:01 a.m. local time on the Distribution Date, Ralston and Energizer shall continue to employ cash management and other business practices with respect to the Battery Business that are consistent with those practices historically employed.

     (b) Except as otherwise provided on Schedule 5.05(b)(1), all bank accounts used exclusively in the Battery Business, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be transferred to, or retained by, Energizer or its Subsidiaries or Affiliates effective as of the Distribution Date. All bank accounts used exclusively in the Ralston Business, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be transferred to, or retained by, Ralston or its Subsidiaries or Affiliates effective as of the Distribution Date. Other bank accounts, and the balances therein existing as of 12:01 a.m. local time on the Distribution Date, shall be handled as set forth on Schedule 5.05(b)(2). Each party shall promptly pay to the other any amounts collected by it following the Distribution through any of its accounts, to the extent any of such amounts collected relate exclusively to the Business of the other party.

     (c) All intercompany services provided by the Ralston Group to the Energizer Group, and vice versa, shall terminate as of the Distribution Date unless otherwise provided in the Bridging Agreement or any other Ancillary Agreement. Effective as of the close of business on March 31, 2000, all intercompany receivables or payables and loans then existing between any member of one Group and any member of the other Group shall be settled or forgiven as set forth on Schedule 5.05(c), except that, unless otherwise provided on
Schedule 5.05(c), trade receivables or payables arising out of intercompany sales of inventories or other tangible goods shall be settled in the normal course of business.


                                   ARTICLE VI

                              ACCESS TO INFORMATION

     6.01     Provision  of  Corporate  Records.  Subject  to  the  terms of the
              ---------------------------------
Ancillary Agreements, prior to, or as promptly as practicable after, the Distribution Date, Ralston shall deliver to Energizer, and Energizer shall deliver to Ralston, all corporate books and records pertaining to the other party's Business that each has in its possessionThe parties shall also make available for copying or, to the extent not detrimental, in the reasonable opinion of the party in possession of the materials, to such party's interests, originals of all books, records and data reasonably related to the Assets, the Battery Business, and the Liabilities assumed or retained by the party requesting such materials, including, but not limited to, all books, records and data relating to the purchase of materials, supplies and services, financial results, sale of products, records of the applicable Energizer or Ralston Individuals, commercial data, catalogues, brochures, training and other manuals, sales literature, advertising and other sales and promotional materials, maintenance records and drawings, all active agreements, active litigation files and government filings. To the extent that originals of such books, records and data are provided to Energizer by Ralston or vice versa, the party to which the originals are given shall provide to the other party copies thereof as reasonably requested in writing.

Each party shall provide such copies of all books, records and data only to the extent that such action is not prohibited by the terms of any agreements pertaining to such information or is not prohibited by law. From and after the Distribution Date, all books, records and copies so delivered shall be the property of the party to which they were given. Notwithstanding the above, neither party shall be required to make copies, other than pursuant to Section
6.02 of this Agreement, of any books, records and data which are more than seven years old or which relate to events occurring more than seven (7) years prior to the Distribution Date.

     6.02     Access  to  Information.  From  and  after  the Distribution Date,
              -----------------------
Ralston and Energizer shall afford, to the other and to the other's agents, employees, accountants, counsel and other designated representatives, reasonable access and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information ("Information") within such party's possession relating to such other party's businesses, assets or liabilities, insofar as such access is reasonably required by such other party. Without limiting the foregoing, such Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

     6.03     Retention  of  Records.  Except  as  otherwise  required by law or
              ----------------------
agreed in writing, or as otherwise provided in the Tax Sharing Agreement, Ralston and Energizer shall retain, for a period of at least seven (7) years following the Distribution Date, all significant Information in such party's possession or under its control relating to the Business, Assets or Liabilities of the other party and, after the expiration of such seven-year period, prior to destroying or disposing of any of such Information, (i) the party proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (ii) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

     6.04     Confidentiality.  From and after the Distribution Date, each Group
              ---------------
shall hold, in strict confidence, all Information obtained from the other Group prior to the Distribution Date or furnished to it pursuant to this Agreement or any other agreement referred to herein which relates to or concerns the business conducted by such other Group, and such Information shall not be used by it to the detriment of the other Group, or disclosed by it or its agents, officers, employees or directors without the prior written consent of such other Group unless and to the extent that:

     (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Group's counsel, by other requirements of law; or

(b)  such  Group  can  show  that  such  Information  was

(i) available to such Group on a nonconfidential basis prior to its disclosure by the other Group,

(ii)  in  the  public  domain  through  no  fault  of  such  Group,

(iii) lawfully acquired by such Group from other sources after the time that it was furnished to such Group pursuant to this Agreement or any other agreement referred to herein, or

(iv)  independently  developed  by  such  Group.

Notwithstanding the foregoing, each Group shall be deemed to have satisfied its obligations of confidentiality under this Section 6.04 with respect to any Information concerning or supplied by the other Group if it exercises substantially the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

     6.05     Reimbursement.  Each  member  of  any  Group providing Information
              -------------
pursuant to Sections 6.02 or 6.03 to any member of the other Group shall be entitled to receive from the recipient, upon presentation of an invoice therefor, payment in U. S. dollars of all out-of-pocket costs and expenses as may reasonably be incurred in providing such Information.


                                   ARTICLE VII

                                EMPLOYEE MATTERS

     7.01     Employee  Liabilities;  Continuation  of  Employment.
              -----------------------------------------------------

     After the Distribution, except as otherwise specifically provided for in this Agreement and Plan of Reorganization, the Energizer Group shall be responsible for all employment and benefit liabilities related to the Energizer Individuals, and the Ralston Group shall be responsible for all employment and benefit liabilities related to the Ralston Individuals, whether arising before, coincident with or after the Distribution. Ralston and Energizer shall cause each member of their respective Groups to cooperate with the members of the other's Group to effect, as soon as practicable in a cost-effective manner, the transfer of employment, where applicable, of Energizer Employees and Ralston Employees to the appropriate Affiliate of either Group.

     7.02     Ralston  Purina  Retirement  Plan.
              ---------------------------------

     (a) Effective as of the Distribution Date, Ralston shall cause all of the Energizer Employees who are participants in the Ralston Retirement Plan to cease to accrue benefits under such Plan, and Energizer shall establish an Energizer Retirement Plan and trust intended to qualify under Sections 401(a) and 501(a) of the Code, respectively. All liabilities for benefits accrued for Energizer Individuals shall be transferred to the Energizer Retirement Plan, and such Plan shall give the Energizer Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Retirement Plan. As soon as practicable after the Distribution Date, Ralston shall cause the trustee of the Ralston Retirement Plan to transfer, in one or more installments, to the trustee of the Energizer Retirement Plan, in accordance with 7.02(c) and (d) below, an amount in cash and other investment assets held in the trust equal to the following, adjusted as applicable pursuant to Section 7.02(d) below (the "Transfer Amount"):
(i) the Projected Benefit Obligation ("PBO"), as defined in Financial Accounting Standards 87, attributable to pension benefits (other than PensionPlus Match Accounts) accrued as of the Distribution Date with respect to the Energizer Individuals under the Ralston Retirement Plan; plus
(ii) amounts credited to the PensionPlus Match Accounts for Energizer Individuals as of the Distribution Date; plus
(iii) a pro rata share of the assets, with a market value determined as of March 31, 2000, of the Ralston Retirement Plan in excess of the assets required to fund the PBO and PensionPlus Match Accounts for all participants and beneficiaries in the Ralston Retirement Plan (the "Surplus Assets"), such share of the Surplus Assets to be apportioned and transferred to the Energizer Retirement Plan in the same proportion as the PBO liabilities for Energizer Individuals, determined as of March 31, 2000, bear to the PBO liabilities for all participants in the Ralston Retirement Plan as of March 31, 2000; plus
(iv) interest with respect to each installment of the Transfer Amount based on the investment rate of return of the assets of the Ralston Retirement Plan from the Distribution Date to the actual transfer date, net of investment fees and expenses;

less (v) the amount of benefits paid by the Ralston Retirement Plan to Energizer Individuals between the Distribution Date and the date Plan assets are transferred.

Calculations of PBO shall be made in accordance with terms of the Ralston Retirement Plan, established administrative procedures and the assumptions used by Ralston as of September 30, 1999 under FAS 87 and as set forth in Schedule B to the 1999 Form 5500 for the Ralston Retirement Plan. In no event will the Transfer Amount, as calculated pursuant to this Section 7.02(a) and, if applicable, adjusted pursuant to Section 7.02(d), be less than the present value, determined in accordance with Section 401(a)(17) of the Code, of benefits of the Energizer Individuals accrued as of the Distribution Date, as determined based on the actuarial assumptions of the Ralston Retirement Plan and in compliance with Section 414(l) of the Code.

     (b) No changes in the status of any Energizer Individual between the Distribution Date and the date or dates funds are actually transferred pursuant to this Section 7.02 shall affect the Transfer Amount to be calculated hereunder.

     (c) An initial portion of the Transfer Amount (the "Initial Transfer Amount") shall be transferred to the trustee of the Energizer Retirement Plan no later than ten business days after the expiration of the thirty-day waiting period required by section 6058(b) of the Code. The transfer shall be conditioned upon completion of the following items:

(i) Ralston's receipt of an opinion of Energizer's counsel, reasonably acceptable to Ralston, stating that the Energizer Retirement Plan is intended to qualify under Section 401(a) of the Code and that the trust established under such Plan is intended to be exempt from taxation under Section 501(a) of the Code;

(ii) each party's filing with the Internal Revenue Service the notice required by Section 6058(b) of the Code.

     (d) Notwithstanding the foregoing Section 7.02(a), if an apportionment of pension assets, including pension surplus, is not made with respect to the Ralston Canadian Pension Plan and/or the Energizer/Ralston UK Pension Plan in a manner similar to that described with respect to the Ralston Retirement Plan, then the Transfer Amount shall be increased or decreased, as applicable, in an amount equal to the value of such excess or shortfall in allocation of surplus assets in those Plans effective as of the date the parties mutually agree on the amount of such excess or shortfall. The equivalent value of US and applicable Canadian or United Kingdom currencies shall be determined in accordance with
Section  2.04(i).

     (e) The parties shall cooperate in transferring the final installment or installments of the Transfer Amount as soon as practicable. The final installment of the Transfer Amount shall be made when it has been determined to the reasonable satisfaction of both parties.

     (f) Upon completion of the transfers of such assets and liabilities, the Ralston Retirement Plan and the Ralston Group shall have no further liability therefor with respect to the Energizer Individuals.

     7.03     Certain  International  Pension  Plans.
              --------------------------------------

     (a) Canadian Pension Plans. Effective as of the Distribution Date, the Energizer Individuals participating in the registered pension plan sponsored by Ralston Purina Canada Inc. (the "Ralston Canadian Pension Plan") shall cease to accrue benefits under such Plan, and all liabilities for benefits accrued by such Individuals as of such Distribution Date shall be transferred to a new pension plan (the "Energizer Canadian Pension Plan") established by Newco Canada, an Affiliate of Energizer, the terms of which will be substantially the same as those of the Ralston Canadian Pension Plan in respect of the Energizer Individuals. The Energizer Canadian Pension Plan shall give the Energizer Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the Distribution Date, to the extent such service was recognized under the Ralston Canadian Pension Plan.

Ralston shall, as soon as practicable after the Distribution Date, cause Ralston Purina Canada Inc. to transfer from the Ralston Canadian Pension Plan to the Energizer Canadian Pension Plan an amount (the " Canadian Transfer Amount") equal to the following:

(i) the present value of defined benefits accrued by the Energizer Individuals under the Ralston Canadian Pension Plan as of March 31, 2000 and determined as the greater of the going concern or solvency liabilities in accordance with Plan documents, Plan interpretations specified therein and actuarial assumptions used in the last filed actuarial report adjusted as necessary to comply with legislation and regulatory authorities ("Canadian Energizer Defined Benefit Liabilities"); plus

(ii) a pro rata share, valued as of March 31, 2000, of the difference between the Ralston Canadian Pension Plan defined benefit assets and the "Total Canadian Defined Benefit Plan Liabilities", (defined as the present value of defined benefits accrued under the Ralston Canadian Pension Plan by all members as of the Distribution and determined on the same basis as the Canadian Energizer Defined Benefit Liabilities, which is the greater of going concern or solvency liabilities in accordance with Plan documents, Plan interpretations specified therein and actuarial assumptions used in the last filed actuarial report adjusted as necessary to comply with legislation and regulatory authorities); such share to be determined by applying the ratio of the Canadian Energizer Defined Benefit Liabilities to the Total Canadian Defined Benefit Liabilities;; plus

(iii) interest on the Canadian Transfer Amount based on the investment rate of return of the assets of the Ralston Canadian Pension Plan from the Distribution Date to the actual transfer date, net of investment fees and expenses;

less (iv) the amount of benefits paid by the Ralston Canadian Pension Plan to Energizer Individuals between the Distribution Date and the date the Canadian Transfer Amount is transferred.

Such transfer shall be conditioned upon receipt of, and subject to, all requisite governmental and other approvals and consents and if a different Canadian Transfer Amount is required by applicable regulatory authorities, an adjustment to the Canadian Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Ralston Canadian Pension Plan and the Ralston Group shall have no further liability for pension benefits for the Energizer Individuals.

     (b)     United  Kingdom Pension Plans.  Effective as of March 31, 2000, the
             ------------------------------
Ralston Individuals participating in the pension plan offered by Ralston Trust Limited (the "Energizer/Ralston UK Pension Plan") shall cease to accrue benefits under such Plan, and all liabilities for benefits accrued by such Individuals as of such date shall be transferred to a new pension plan (the "New Ralston UK Pension Plan") established by Newco Trust Limited, an Affiliate of Ralston, the terms of which are substantially the same as those currently enjoyed by such Individuals under the Energizer/Ralston UK Pension Plan. The New Ralston UK Pension Plan shall give the Ralston Employees credit, for purposes of eligibility, vesting and benefit accrual, for service on or prior to the Distribution Date, to the extent such service was recognized under the Energizer/Ralston UK Pension Plan.

Newco Trust Limited shall seek a transfer from the Energizer/Ralston UK Pension Plan to the New Ralston UK Pension Plan, as soon as practicable after the Distribution Date, of an amount (the "UK Transfer Amount") equal to the following:

(i) the projected benefit obligation ("PBO") of benefits accrued by the Ralston Individuals as of March 31, 2000 (determined on the greater of an ongoing concern or solvency basis in accordance with Plan documents, Plan interpretations specified therein and actuarial assumptions as agreed with the Scheme actuary, adjusted as necessary to comply with legislation and regulatory authorities), plus

(ii) a pro rata share of the assets, with a market value determined as of March 31, 2000, of the Energizer/Ralston UK Pension Plan that are in excess of the assets required to fund the PBO for all participants and beneficiaries in the Energizer/Ralston UK Pension Plan (the "UK Surplus Assets"), such share of the UK Surplus Assets to be apportioned and transferred to the New Ralston UK Pension Plan in the same proportion as the PBO for Ralston Individuals, determined as March 31, 2000 bears to the PBO for all participants in the Energizer/Ralston UK Retirement Plan as of March 31, 2000; plus

(iii) interest on the UK Transfer Amount based on the investment rate of return of the assets of the Energizer/Ralston UK Pension Plan from the Distribution Date to the actual transfer date, net of investment fees and expenses;

less (iv) the amount of benefits paid by the Energizer/Ralston UK Pension Plan to Ralston Individuals between the Distribution Date and the date the UK Transfer Amount is transferred.

Such transfer shall be conditioned upon receipt of, and subject to, all requisite trustee, governmental and other approvals and consents and, if a different UK Transfer Amount is required by applicable regulatory authorities, an adjustment to the UK Transfer Amount will be made. Upon completion of the transfer of such assets and liabilities, the Eveready/Ralston UK Pension Plan and the Energizer Group shall have no further liability for pension benefits for the Ralston Individuals.

     (c) Other Foreign Funded Retirement Plans. With respect to other foreign funded retirement Plans in which the sole participants are either Energizer Individuals or Ralston Individuals, Energizer and Ralston shall cooperate in taking such actions as are necessary or desirable to ensure that each such Plan in which assets funding pension benefits for such Energizer or Ralston Individuals are held is transferred to, or retained by, a member of the Energizer Group or Ralston Group, as appropriate, and that the members of the other Group shall have no liability related to such pension Plan.

     7.04     Savings  Investment  Plan.
              -------------------------

     (a) Effective as of the Distribution Date, Energizer and its Affiliates shall cease to be co-sponsors of the Ralston Purina Company Savings Investment Plan ("Ralston SIP"). Energizer shall take, or cause to be taken, all necessary and appropriate actions to establish, effective as of the Distribution Date, and administer a defined contribution Plan which will be a Qualified Plan and which will also be subject to Section 401(k) of the Code ("Energizer SIP"), and to provide benefits thereunder for all Energizer Individuals who, immediately prior to the Distribution Date, were participants in the Ralston SIP. Energizer agrees that each such Energizer Individual shall be, to the extent applicable, entitled, for all purposes under the Energizer SIP, to be credited with the term of service and any account balance credited to such Energizer Individual as of the Distribution Date under the terms of the Ralston SIP as if such service had been rendered to the Energizer Group and as if such account balance had originally been credited to such Energizer Individual under the Energizer SIP. Ralston agrees to provide Energizer, as soon as practicable after the Distribution Date (with the cooperation of Energizer to the extent that relevant information is in the possession of the Energizer Group), with a list of the Energizer Individuals who were, to the best knowledge of Ralston, participants in the Ralston SIP immediately prior to the Distribution Date, together with a listing, if requested by Energizer, of each such Energizer Individual's term of service for eligibility and vesting purposes under such Plan and a listing of each such Energizer Individual's account balance thereunder. Ralston shall, as soon as practicable after the Distribution Date, provide Energizer with such additional information (in the possession of the Ralston Group and not already in the possession of the Energizer Group) as may be reasonably requested by Energizer and necessary in order for Energizer to establish and administer effectively the Energizer SIP.

The Energizer SIP receiving transfers of accounts from the Ralston SIP shall contain an "Energizer Stock Fund", and Energizer Individuals for whom a portion of the account balances are to be transferred to the Energizer SIP from the Ralston SIP in the form of Energizer Stock, as described below, shall be permitted to elect to retain their investment of that portion of their account in the Energizer Stock Fund.

     (b) Ralston shall, as soon as practicable following the Distribution Date, direct the trustee of the Ralston Purina Company Savings Investment Trust to transfer to the trustee of the Energizer SIP an amount (in cash, securities and notes evidencing participant loans) equal to the account balances credited to the Energizer Individuals as of the date of transfer. Such transfer shall be adjusted, if and to the extent necessary, to comply with Section 414(l) of the Code and the regulations promulgated thereunder. Shares of Energizer Stock distributed with respect to shares of Ralston Stock held in the Ralston SIP as of the Distribution, to the extent allocated to accounts of Energizer Individuals, shall be transferred to respective participant accounts in the Energizer Stock Fund of the Energizer SIP.

     (c) In connection with the transfers described in Section 7.04(b), Ralston and Energizer shall cooperate in making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date; provided, however, that each such transfer shall not take place until as soon as practicable after the earlier of (i) the receipt of a favorable IRS determination letter with respect to the qualification of the Energizer SIP under Section 401(a) of the Code or (ii) the receipt by Ralston of an opinion of counsel retained by Energizer and reasonably satisfactory in form and substance to Ralston to the effect that the Plan is intended to qualify under Section 401(a) of the Code and that the trust established thereunder is intended to be exempt from federal income tax under Section 501(a) of the Code. Ralston and Energizer agree to provide to such counsel such information in the possession of the Ralston Group and the Energizer Group, respectively, as may be reasonably requested by such counsel in connection with the issuance of such opinion.

     (d) Except as specifically set forth in this Section 7.04, upon completion of the transfers of assets and liabilities from the Ralston SIP to the Energizer SIP, the Ralston SIP and the Ralston Group shall have no further liability therefor with respect to the Energizer Individuals.

     7.05     U.S.  Welfare  Plans
              --------------------

     (a) Except as otherwise specifically provided herein, Energizer shall take, or cause to be taken, all actions necessary and appropriate on behalf of itself and the Energizer Group to adopt such Welfare Plans ("Energizer Welfare Plans") as necessary to provide, effective as of the Distribution Date, welfare benefits to the Energizer Individuals substantially similar to those offered to them prior to the Distribution Date. In connection with the foregoing, Ralston agrees to provide Energizer or its designated representative with such information (in the possession of the Ralston Group and not already in the possession of the Energizer Group) as may be reasonably requested by Energizer and necessary for the Energizer Group to establish any such Welfare Plan.

     (b) Except as otherwise noted in this Section 7.05, Energizer shall cause the Energizer Welfare Plans to assume, or cause one or more members of the Energizer Group to assume, and be solely responsible for, all welfare benefit claims paid to Energizer Individuals on or after 12:01 a.m. on the Distribution Date. The Ralston Welfare Plans shall retain liability for welfare benefit claims paid to Energizer Individuals under the Ralston Welfare Plans before 12:01 a.m. on the Distribution Date.

As of 12:01 a.m. on the Distribution Date, Energizer shall cease to be a sponsoring employer of the Welfare Plans sponsored by Ralston. Energizer Individuals will cease participating in Welfare Plans maintained by any member of the Ralston Group, except to the extent they elect continued coverage under Ralston's health benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act or they elect to continue coverage under the Partnership Life Plan as a terminated employee.

     (c) Subject to paragraph (b) above, Energizer and the Energizer Group shall retain all liabilities for retiree medical and retiree life insurance benefits with respect to Energizer Individuals, and no Energizer Individuals shall be entitled to retiree medical and life insurance benefits from Welfare Plans sponsored by Ralston and the Ralston Group after the Distribution Date. For purposes of this Section 7.05, the distribution of ownership of the Energizer Group to shareholders of Ralston Stock shall not be deemed a termination of employment of Energizer Employees. As of the Distribution Date, Energizer shall adopt an Energizer Executive Health Plan and an Energizer
Executive Life Plan, and Ralston shall transfer to Energizer, and Energizer shall assume, all liabilities for retiree benefits for Energizer Individuals who are eligible for retiree health and life coverage under such Plans. Claims for retiree health and life benefits paid prior to the Distribution Date with respect to Energizer Individuals shall be treated in the manner set forth in paragraph (b) above.

     (d) Ralston and Energizer shall cooperate in causing the transfer, as soon as practicable after the Distribution Date, of certain plan assets from the Ralston Group Life Plan and the Purina Long Term Disability Plan to the Energizer Group Life Plan and the Energizer Long Term Disability Plan, respectively. Ralston shall cause each Ralston Plan to transfer to the corresponding Energizer Plan a pro rata share of the Ralston Plan assets, with a market value determined as of March 31, 2000, such share of assets to be calculated in the same proportion as the present value of liabilities relating to Energizer Individuals under each Plan bears to the present value of liabilities relating to all Energizer and Ralston Individuals under each such Plan.

     7.06     International  Welfare  Plans
              -----------------------------

     Ralston and Energizer shall each retain all liabilities related to international welfare plans in which only Ralston Individuals or Energizer Individuals, respectively, are enrolled. With respect to welfare plans in which both Ralston Individuals and Energizer Individuals are participants, Ralston and Energizer shall cause each member of their respective Groups to cooperate with members of the other Group to establish additional separate welfare plans as soon as practicable after the Distribution Date in order to enroll the Energizer Individuals and Ralston Individuals in separate plans. During the period after the Distribution that an Energizer Individual continues to participate in a welfare plan sponsored by a member of the Ralston Group, or vice versa, the sponsor (or sponsor's plan, as appropriate) shall be reimbursed for the costs of providing such coverage in excess of premiums paid by the covered Energizer or Ralston Individual. Ralston and Energizer, or their respective Welfare Plans as applicable, shall share proportionately in any refunds of contributions or stabilization reserves payable on account of experience prior to the Distribution.

     7.07     Internationalist  Retirement  Plan.
              ----------------------------------

     As of the Distribution Date, Energizer shall assume, and be solely responsible for, all benefits accrued with respect to Energizer Individuals based on participation by Energizer Employees and Former Energizer Employees in the unfunded Internationalist Retirement Plan. No Ralston Individuals are participants in such Plan as of the Distribution Date, and Ralston shall have no liability for payment of benefits under such Plan after the Distribution. Energizer agrees to cause benefits accrued with respect to the Energizer Individuals to be paid in a manner and amount consistent with the terms of the Internationalist Retirement Plan.

     7.08     Stock  Options  and  Restricted  Stock;  Stock  Purchase  Plan.
              --------------------------------------------------------------

     (a) The stock options held by Energizer Individuals as of the Distribution Date shall be administered in accordance with the terms of such agreements and the ISP under which they were granted. For purposes of restricted stock awards and stock options granted under the ISPs, the Distribution shall be deemed to constitute an involuntary termination, other than for cause, of employment of Energizer Employees.

     (b) Effective immediately after the Distribution Date, the number of shares of Ralston Stock subject to, and the exercise price of, each non-qualified option to acquire Ralston Stock granted pursuant to the terms of an ISP ("Ralston Option") which immediately prior to the Record Date is outstanding and not exercised shall be adjusted by the Human Resources Committee of the Ralston Board in order to reflect the difference in the fair market value of the Ralston Stock attributable to the Distribution, in accordance with the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (i) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way with due bills for the Energizer Stock, for the [10] trading day period prior to the Distribution Date and (ii) the average of the closing prices on the NYSE Composite Index for the Ralston Stock, trading regular way, for the [10] trading day period following the Distribution Date.

     (c) Ralston and Energizer agree that Ralston, as sole shareholder of the outstanding capital stock of Energizer, will approve the adoption by the Board of Energizer, prior to the Distribution, of a Plan to be administered by the Nominating and Compensation Committee of the Energizer Board, under which the Committee shall have authority to grant stock options, restricted stock awards and other awards payable in Energizer Stock, to directors of Energizer and eligible Energizer Employees, including executive officers.

     (d) Effective as of the Distribution Date, Energizer Employees shall cease to be eligible to participate in the Ralston Purina Company Stock Purchase Plan. All benefit obligations arising under the Plan prior to such date shall be paid in accordance with the terms of the Plan.

     7.09     Unfunded  Executive  Deferred  Compensation  and Retirement Plans.
              -----------------------------------------------------------------

     (a) Ralston shall retain liability for all unpaid benefits, obligations and liabilities with respect to benefits for Energizer Individuals arising from deferrals of compensation by Energizer Employees and Former Energizer Employees under the Fixed Benefit Option of the Ralston Purina Company Deferred Compensation Plan for Key Employees ("Ralston Deferred Compensation Plan").

     (b) As of the Distribution Date, Energizer will establish a Deferred Compensation Plan, which shall be a non-qualified unfunded deferred compensation plan ("Energizer Deferred Compensation Plan"). Effective as of the Distribution, Ralston shall amend the Ralston Deferred Compensation Plan to permit the transfer to the Energizer Deferred Compensation Plan of that portion of the Ralston Deferred Compensation Plan liabilities accrued as of March 31, 2000 with respect to Energizer Individuals under all investment Options of such Plan other than the Fixed Benefit Option (including the Company Matching Accruals based on deferrals under the Equity Option), and Energizer shall cause the Energizer Deferred Compensation Plan to accept such liabilities. In connection therewith, Ralston shall assign to Energizer all its right, title and obligations under the deferred compensation agreements associated with such accrued benefits.

     (c) As of the Distribution Date, Energizer will establish an Executive Savings Investment Plan, which shall be a non-qualified unfunded deferred compensation plan ("Energizer Executive SIP"). Ralston shall amend the Ralston Purina Executive SIP ("Ralston Executive SIP") to cause the transfer to the Energizer Executive SIP of that portion of the liabilities of the Ralston Executive SIP relating to the benefits accrued as of March 31, 2000 by the Energizer Individuals, and Energizer shall cause the Energizer Executive SIP to accept such liabilities.

(d) As of the Distribution Date, Energizer will establish a Supplemental Retirement Plan, which shall be a non-qualified unfunded supplemental retirement plan ("Energizer SERP"). Ralston shall amend the Ralston Purina Supplemental Retirement Plan ("Ralston SERP") to cause the transfer to the Energizer SERP of that portion of the liabilities of the Ralston SERP relating to the benefits accrued as of March 31, 2000 by the Energizer Individuals, and Energizer shall cause the Energizer SERP to accept such liabilities. Accrued liabilities under the Ralston SERP shall be deemed to include, but not be limited to, liabilities arising out of Supplemental Retirement Awards given to Energizer Employees and Former Energizer Employees.

     (e) After the Distribution Date, Energizer shall be solely responsible for the payment of all liabilities and obligations for benefits with respect to Energizer Individuals under the Energizer Deferred Compensation Plan, the Energizer Executive SIP and the Energizer SERP, which shall include all liabilities and obligations transferred pursuant to 7.09(b), (c) and (d) above, and Ralston shall have no liability with respect thereto.

     7.10     Partnership Life Insurance Plan.     Energizer Employees or Former
              -------------------------------
Energizer Employees who, immediately prior to the Distribution Date, were participants in or otherwise entitled to benefits under the Partnership Life
Insurance Plan, will, as of the Distribution Date, be treated as terminated employees for purposes of such Partnership Life Insurance Plan, and will be afforded all rights and benefits to which all terminated employees are entitled under the terms of such Plan. Ralston will retain ownership of any individual life insurance contracts then insuring the life of any Energizer Employee or Former Energizer Employee in accordance with the terms of the Partnership Life Insurance Plan.

     7.11     Vacation  Pay/Paid  Time  Off.  Energizer  and the Energizer Group
              -----------------------------
will assume (or, as applicable, retain) all liability for unpaid vacation pay and other paid time off accrued by Energizer Employees and Former Energizer Employees prior to the Distribution Date. On and after the Distribution Date, Ralston and the Ralston Group will have no liability for vacation pay or other paid time off for Energizer Employees and Former Energizer Employees. Ralston and the Ralston Group will retain (or, as applicable, assume) all liability for unpaid vacation pay and other paid time off accrued by Ralston Employees and Former Ralston Employees prior to the Distribution Date. After the Distribution Date, Energizer and the Energizer Group will have no liability for vacation pay or other paid time off for Ralston Employees and Former Ralston Employees.

     7.12     U.  S.  Severance  Pay.
              ----------------------

     (a) Ralston and Energizer agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Energizer Group, such cessation shall not be deemed a severance of employment from either Group for purposes of any Plan that provides for the payment of severance, salary continuation or similar benefits and shall, in connection with the Distribution, if and to the extent appropriate, obtain waivers from individuals against any such assertion.

     (b) The Ralston Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Ralston Individuals and the Energizer Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of Energizer Individuals in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date. On or prior to the Distribution Date, Energizer shall amend its Plans relating to severance and other termination benefits to incorporate the terms of the special severance payment schedule in effect in Ralston's Severance Pay Plan with respect to employees of the Corporate Division of Ralston who transfer to Energizer and who are involuntarily terminated without cause by Energizer on or prior to September 30, 2000.

     7.13     International  Severance  Pay.
              -----------------------------

     (a) Ralston and Energizer agree that, with respect to individuals who, in connection with the Distribution, cease to be employees of the Ralston Group and become employees of the Energizer Group or vice versa, such cessation shall not be deemed a severance of employment from either Group except to the extent so required by the terms of any benefit plan, labor agreement, applicable law or governmental regulation that provides for the payment of severance pay, salary continuation, termination indemnity or similar benefits. The parties agree, if and to the extent appropriate, to obtain waivers from individuals against any such assertion.

     (b) To the extent severance pay, salary continuation or termination indemnity is payable with respect to an Energizer Individual or Ralston Individual, the respective Group shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims for such benefits made by or on behalf of such Individuals relating to the termination or alleged termination of any such person's employment either before, to the extent unpaid, or on or after the Distribution Date.

In the event that the individual to whom the benefits are due was an employee of both the Battery Business and the Ralston Business, then the termination expenses shall be shared pro rata on the basis of service with each Group.

     7.14     Bonus  Plans.  Energizer  and  its Affiliates shall be responsible
              ------------
for all liabilities with respect to Energizer Employees arising under bonus plans, programs or policies applicable to such Employees, including liabilities related to service prior to the Distribution Date. Notwithstanding the foregoing, Ralston shall retain liability for amounts payable to Energizer Employees who are participants in the 1998 Leveraged Incentive Plan.

     7.15     Other  Balance  Sheet  Adjustments.  To  the  extent not otherwise
              ----------------------------------
provided in this Agreement, Ralston and Energizer shall take such action as is necessary to effect an adjustment to the books of the members of the Ralston Group and the Energizer Group so that, as of the Distribution Date, the prepaid expense balances and accrued employee liabilities with respect to any employee liability or obligation assumed or retained as of the Distribution Date by the Ralston Group or the Energizer Group are appropriately reflected on the consolidated balance sheets as of the Distribution Date of Ralston and Energizer, respectively.

     7.16     Preservation  of  Rights  to Amend or Terminate Plans.  Subject to
              -----------------------------------------------------
the provisions of this Article VII, no provision of this Agreement, including the agreement of Ralston or Energizer that it, or any member of the Ralston Group or the Energizer Group, will make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Ralston or Energizer or any member of the Ralston Group or the Energizer Group to amend such Plan or terminate its participation therein which Ralston or Energizer or any member of the Ralston Group or the Energizer Group would otherwise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any Ralston Individual or Energizer Individual under a Plan which such Individual would not otherwise have under the terms of the Plan itself.

     7.17     Reimbursement;  Indemnification.  Each  of  the  parties  hereto
              -------------------------------
acknowledges that the Ralston Group, on the one hand, and the Energizer Group, on the other hand, may incur costs and expenses (including contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement, the responsibility of the other party hereto. Ralston and Energizer agree that they, or the appropriate members of their respective Groups, shall reimburse the appropriate members of the other's Group, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses.

     7.18     Further  Transfers.  For  a  period  of  six  months following the
              ------------------
Distribution Date, no member of either Group shall, directly or indirectly, without the prior written consent of a corporate officer of the other Group, solicit or attempt to solicit any employee or officer of such other Group for the purpose of obtaining his or her services for hire, or otherwise causing such employee to leave employment with such other Group, and no member of either Group, without the prior written consent of a corporate officer of the other Group, will, for such period of six months, hire such employee or officer; provided, however, if the employment of any officer or employee of one Group is terminated by that Group at any time following the Distribution, a member of the other Group may employ such person without the consent of the other Group.

     7.19     Other  Liabilities.  Subject to the provisions of Article Four, as
              ------------------
of the Distribution Date, Energizer and Ralston shall each assume and be solely responsible for all Liabilities whatsoever of the other's Group with respect to claims made by, in the case of Energizer, Energizer Individuals and, in the case of Ralston, Ralston Individuals, relating to any Liability not otherwise expressly provided for in this Agreement, including, but not limited to, earned salaries, wages, severance payments, bonus accruals or other compensation, regardless of whether such Liability was incurred before or after the Distribution Date.

     7.20     Compliance.  Notwithstanding  anything  to  the  contrary  in this
              ----------
Article VII, to the extent any actions of the parties contemplated in this Article are determined prior to the Distribution to violate law or result in unintended tax liability for Ralston Individuals or Energizer Individuals, such action may be modified to avoid such violation of law or unintended tax liability.

     7.21     Agreement  of  Parties.  Notwithstanding  anything  herein  to the
              ----------------------
contrary, the agreements contained in this Article VII shall be binding only as between the parties to this Agreement, no Ralston Individual or Energizer
Individual or other Person shall have any right with respect to any such agreement, and no Person other than the parties to this Agreement shall have any rights to enforce any provision hereof.


                                  ARTICLE VIII

                          POST-DISTRIBUTION OBLIGATIONS

     8.01     Energizer's  Post-Distribution  Obligations.
              -------------------------------------------

     (a) Energizer shall, and shall cause each member of the Energizer Group to, comply with each representation and statement made, or to be made, to the IRS in connection with any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement. Neither Energizer nor any member of the Energizer Group shall, for a period, following the Distribution Date, of thirty months with respect to transactions described in subparagraphs (b)(i), (iii), (iv), (v) and (vi) below; and of twenty-four months with respect to the transaction described in subparagraph (b)(ii) below, , engage in any of the following transactions, unless, in the sole discretion of Ralston, either

(i) an opinion in form and substance satisfactory to Ralston is obtained from counsel to Energizer, the selection of which counsel is agreed to by Ralston; or

(ii)  a  supplemental  ruling  is  obtained  from  the  IRS;

in either case to the effect that such transactions would not adversely affect the tax consequences of the transactions described in Articles II and III of this Agreement to Ralston or any member of the Ralston Group; Energizer or any member of the Energizer Group; or the Ralston shareholders.

     (b)     The  transactions  subject  to  this  provision  are:

(i) making a material disposition (including transfers from one member of the Energizer Group to another member of the Energizer Group), by means of a sale or exchange of assets or capital stock, a distribution to shareholders, or otherwise, of any of its assets (other than the transactions contemplated by this Agreement) except in the ordinary course of business;

(ii) repurchasing any Energizer Stock, unless such repurchase satisfies the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30 or any successor Revenue Procedure;

(iii) issuing capital stock of Energizer (or a successor to Energizer), whether incident to a stock offering, an acquisition transaction or otherwise, or participating in a transaction in which shareholders of Energizer (or a successor to Energizer) exchange or otherwise dispose of their stock in Energizer (or a successor to Energizer), if the aggregate amount of shares issued or disposed of in any such transactions represents a "fifty percent (50%) or greater interest" in the total issued and outstanding stock of Energizer (or a successor to Energizer) within the meaning of Section 355(d)(4) of the Code; provided that Energizer further agrees to notify Ralston in advance of any such transactions that would result in the issuance or disposition of an aggregate amount of shares representing a ten percent (10%) or greater interest in the total issued and outstanding stock of Energizer;

(iv) liquidating or merging with any other corporation (including a member of the Energizer Group);

(v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355(b)(2) of the Code; or

(vi) any other transaction, action or event, as set forth on Schedule 8.01(b)(vi), which is, in any material respect, inconsistent with any of the representations or statements made to the IRS in connection with the request for any ruling obtained, or to be obtained, with respect to any transaction contemplated by this Agreement.

Energizer hereby represents that neither Energizer nor any member of the Energizer Group has any present intention to undertake any of the transactions set forth above, except as set forth in the ruling request submitted to the IRS with respect to the Distribution.

     8.02     Ralston's  Post-Distribution Obligations. Ralston shall, and shall
              ----------------------------------------
cause each member of the Ralston Group to, refrain from taking any action which would adversely impact any ruling obtained, or to be obtained, by Ralston from the IRS with respect to any transaction contemplated by this Agreement.

     8.03     Indemnification  of  Shareholders.  In  the  event that Ralston or
              ---------------------------------
Energizer breaches or violates any covenant made in this Article VIII, the breaching party shall indemnify and hold harmless (i) all shareholders of Ralston as of the Record Date, and (ii) if the breaching party is Energizer, Ralston, against and in respect of any and all costs, expenses, deficiencies, litigation, proceedings, taxes, levies, assessments, attorneys' fees, damages or judgments of any kind or nature whatsoever, related to, arising from, or associated with such breach or violation.
                                   ARTICLE IX

                  NO REPRESENTATIONS OR WARRANTIES; EXCEPTIONS

     Energizer understands and agrees that, except as set forth in Article VIII, no member of the Ralston Group is, in this Agreement or in any Ancillary Agreement or other agreement or document, implicitly or explicitly representing or warranting to Energizer in any way as to the Energizer Assets, the Battery Business or the Liabilities of the Energizer Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that the Energizer Group shall take all of the Energizer Assets "as is, where is" and that, except as provided in Section 2.04, the Energizer Group shall bear the economic and legal risk that conveyances of the Energizer Assets shall prove to be insufficient or that the title of any member of the Energizer Group to any Energizer Assets shall be other than good and marketable and free from encumbrances.


                                    ARTICLE X

                     GUARANTEES AND SURETY BONDS OF RALSTON

     Energizer agrees that, as soon as practicable following the Distribution Date, it will substitute surety bonds obtained by it for each of the surety bonds of any member of the Ralston Group, if any, relating to any Energizer Asset, the Battery Business or any Liability assumed by Energizer or its Subsidiaries of Affiliates hereunder. Energizer agrees that it shall enter indemnification agreements in its name with each provider of a surety bond obtained with respect to the Energizer Assets, the Battery Business or any Liability assumed by Energizer. Except as set forth on Schedule 10, Energizer shall use its best efforts to obtain the complete release and discharge of any member of the Ralston Group from all obligations (including any obligations upon any renewal or extension) related to the Energizer Assets, the Battery Business or any Liability assumed by Energizer on which any member of the Ralston Group is directly or contingently obligated as a guarantor or assignor or otherwise contingently liable (including, without limitation, any letter of credit) (the " Energizer Obligations").

In the event that Energizer is unable to obtain any such release, Energizer agrees that

     (a) it shall not extend the term or otherwise modify any such Energizer Obligation in a manner which would expand Ralston's financial exposure under such Energizer Obligation,

(b) it shall use its best efforts to substitute itself or another member of the Energizer Group as primary guarantor of such Energizer Obligations, and

(c) Energizer or any member of the Energizer Group shall not assign any such Energizer Obligation or directly or indirectly transfer, sell or assign any assets securing such Energizer Obligation or comprising all or any substantial portion of a project, the financing of which gave rise to such Energizer Obligation, including, but not limited to, the transfer, sale or assignment of the capital stock of any Affiliate holding title to such assets, unless Ralston or the appropriate member of the Ralston Group, as the case may be, is released and discharged of all liabilities with respect to such Energizer Obligation.

Without limiting any other obligation of indemnification under this Agreement or any agreement described herein, Energizer shall defend, indemnify and hold harmless each member of the Ralston Group and their respective Affiliates, Subsidiaries, directors, officers and employees against any and all Liabilities whatsoever incurred or suffered by any of them as a result of any Energizer Obligation.


                                   ARTICLE XI

                                   NEGOTIATION

     If any question shall arise in regard to (i) the interpretation of any provision of this Agreement or, except to the extent provided otherwise therein, any Ancillary Agreement, or (ii) the rights or obligations of either Group hereunder or thereunder, each Group shall designate a senior executive within its organization who shall, within thirty days after such question arises, meet with the designated executive of the other Group to negotiate and attempt to resolve such question in good faith. Such senior executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution. In the event that a resolution is not achieved within sixty days following such initial meeting, then the parties may seek other legal means of resolving such question, including but not limited to mediation or binding or non-binding arbitration.


                                   ARTICLE XII

                                  MISCELLANEOUS

     12.01     Conditions  to  the  Distribution.
               ---------------------------------

     (a) The obligation of Ralston to make the Distribution is subject to the satisfaction of each of the following conditions:

     (i) The transactions contemplated by Article II shall have been consummated in all material respects;

     (ii) Ralston shall have received rulings from the IRS, in form and substance satisfactory to Ralston's tax counsel and independent auditors, that the contributions, transfers, assumptions, mergers and Distribution described in Articles II and III of this Agreement will not be subject to federal income taxation at the corporate or shareholder level;

     (iii) The Energizer Stock and associated Rights shall have been approved for listing on the NYSE, subject to official notice of issuance;

     (iv) The Form 10 shall have been filed with the SEC and shall have become effective, and no stop order with respect thereto shall be in effect;

     (v) All authorizations, consents, approvals and clearances of all federal, state, local and foreign governmental agencies required to permit the valid consummation by the parties hereto of the transactions contemplated by this Agreement shall have been obtained; and no such authorization, consent, approval or clearance shall contain any conditions which would have a material adverse effect on (A) the Ralston Business or the Battery Business, (B) the Assets, results of operations or financial condition of the Ralston Group or the Energizer Group, in each case taken as a whole, or (C) the ability of Ralston or Energizer to perform its obligations under this Agreement; and all statutory requirements for such valid consummation shall have been fulfilled;

     (vi) Ralston shall have provided the NYSE with the prior written notice of the Record Date required by Rule 10b-17 of the Exchange Act and the rules and regulations of the NYSE;

     (vii) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a government, regulatory or administrative agency or commission, and no statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect preventing the payment of the Distribution;

     (viii) The Distribution shall be payable in accordance with applicable law;

     (ix) All necessary consents, waivers or amendments to each bank credit agreement, debt security or other financing facility to which any member of the Ralston Group or the Energizer Group is a party or by which any such member is bound shall have been obtained, or each such agreement, security or facility shall have been refinanced, in each case on terms satisfactory to Ralston and Energizer and to the extent necessary to permit the Distribution to be consummated without any material breach of the terms of such agreement, security or facility; and

     (x) One or more members of the Energizer Group shall have been substituted, as of the Distribution Date in respect of all Ralston Group debt obligations assumed by Energizer or another member of the Energizer Group pursuant to this Agreement.

     (b) Any determination made by the Ralston Board in good faith concerning the satisfaction or waiver of any or all of the conditions set forth in Section 12.01(a) shall be conclusive.

     12.02     Survival  of  Agreements.  All  covenants  and  agreements of the
               ------------------------
parties  hereto contained in this Agreement shall survive the Distribution Date.

     12.03     Entire  Agreement.  This  Agreement,  the  Exhibits and Schedules
               -----------------
hereto and the Ancillary Agreements shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof superseding all previous negotiations, commitments and writings with respect to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of any Ancillary Agreement, the provisions of such Ancillary Agreement shall prevail.

     12.04     Expenses  of  the  Distribution.  Except as otherwise provided in
               -------------------------------
this Agreement and the other agreements referred to herein, after the Distribution, Ralston shall pay the costs and expenses (including attorneys' and accountants' fees, legal costs and expenses) that were necessarily incurred to effect the Distribution. For purposes of this Section 12.04, costs and expenses incurred in connection with the establishment of the Energizer SIP and the registration of Energizer Stock to be offered under the Energizer SIP shall be deemed expenses necessary to effect the Distribution, but other costs and expenses related to the design, establishment, administration, qualification and registration of employee benefit Plans for Energizer and its Affiliates shall not be deemed to be expenses necessary to effect the Distribution. Notwithstanding the foregoing, after the Distribution Date, Ralston shall remain obligated to pay all reasonable fees and expenses (including attorneys' and accountants' fees, legal costs, underwriting fees and expenses) related to Energizer's establishment of a $450 million credit facility.

     12.05     GOVERNING  LAW;  JURISDICTION  AND VENUE.  THIS AGREEMENT IS MADE
               ----------------------------------------
AND ENTERED INTO IN, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF MISSOURI, UNITED STATES OF AMERICA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES UNDER THIS AGREEMENT. ALL MATTERS RELATING TO THIS AGREEMENT SHALL, SUBJECT TO THE PROVISIONS OF ARTICLE XI OF THIS AGREEMENT, BE ADJUDICATED EXCLUSIVELY IN THE COURTS OF THE STATE OF MISSOURI LOCATED IN ST. LOUIS, MISSOURI, OR WITHIN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MISSOURI; AND EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS FOR ALL SUCH MATTERS.

     12.06     Notices.  All  notices,  requests,  claims,  demands  and  other
               -------
communications hereunder (collectively, "Notices") shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, facsimile or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     If  to  a  member  of  the  Ralston  Group:

          Ralston  Purina  Company
          Checkerboard  Square
          St.  Louis,  Missouri  63164
          Attention:  General  Counsel

     If  to  a  member  of  the  Energizer  Group:

          Energizer  Holdings,  Inc.
          800  Chouteau  Avenue
          St.  Louis,  Missouri  63102
          Attention:  General  Counsel

or to such other address as either Group may have furnished to the other Group by a notice in writing in accordance with this Section 12.06.

     12.07     Amendment  and  Modification;  Non-Waiver.  This Agreement may be
               -----------------------------------------
amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of Ralston and Energizer and attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Agreement (including without limitation, each party's right to demand compliance with every term herein, or to declare any breach a default and exercise its rights in accordance with the terms hereof) by virtue of:

     (a) any custom or practice of the parties at variance with the terms hereof;

     (b) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term;

     (c) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Agreement or in any other circumstances; or

     (d) the acceptance by either party of any payment or other consideration from the other following any breach of this Agreement.

The rights and remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.

12.8     Successors  and  Assigns; No Third-Party Beneficiaries.  This Agreement
----     ------------------------------------------------------
and all of the provisions hereof shall be binding upon and inure to the benefit of each Group and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by either Group without the prior written consent of the other Group (which consent shall not be unreasonably withheld). Except for the provisions of Sections 4.02 and 4.03 relating to Indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of each Group and is not intended to confer upon any other Person any rights or remedies hereunder.

     12.09     Counterparts.  This  Agreement  may  be  executed  in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.10     Interpretation.
               --------------

     (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

     (b) The parties hereto intend that, for federal income tax purposes, the contributions, transfers, assumptions, Distribution and Merger contemplated hereby shall qualify for non-recognition treatment under Sections 332, 336, 337, 355, 357(a), 361, 368(a)(1)(D) and 1032 of the Code.

     12.11     Legal  Enforceability.  Any provision of this Agreement or any of
               ---------------------
the Ancillary Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement or any of the Ancillary Agreements and agrees that the obligations of the parties hereunder and thereunder shall be specifically enforceable.

     12.12     References;  Construction.  References  to  any  "Article",
               -------------------------
"Exhibit", "Schedule" or "Section", without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

     12.13     Termination.  Notwithstanding  any  provision  hereof,  this
               -----------
Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Ralston Board without the approval of any other party hereto or of Ralston's shareholders. In the event of such termination, no party hereto shall have any Liability to any Person by reason of this Agreement.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



ENERGIZER  HOLDINGS,  INC.               RALSTON  PURINA  COMPANY




By:                                      By: